UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
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☐	Soliciting Material under §240.14a-12

Recursion Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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About Recursion

Our Mission:
Decode biology to radically improve lives

Recursion is a clinical-stage TechBio company leading the space by decoding biology to industrialize drug discovery. Our vision is to leverage technology to map and navigate biology and chemistry to discover and develop better medicines faster.

We're industrializing drug discovery and development.

A Letter from Our
Co-Founder and CEO
Dear Shareholders,
As we step into 2025, I want to take a moment to reflect on where Recursion stands today and where we are headed. The future of our company—and of the broader pharmaceutical industry—depends on our ability to maintain an unwavering commitment to a bold, audacious vision. This is even more true in challenging times where funding, both for biotech companies and the early research that drives our industry forward, are facing headwinds. At Recursion, we are driven by a singular mission: to decode biology to radically improve lives. We are harnessing the power of cutting-edge technology, vast datasets, and foundation models to transform the way drugs are discovered and developed. And while we’ve adjusted our sails to the winds of our industry, capital markets and more, we’ve never altered our destination. We won’t settle for anything less than achieving this mission, and I’m proud to lead a company where we take that approach, from our employees, to our leadership, and to our Board of Directors. Our boldness in the face of stormy weather is one of the things that makes us the leader in TechBio.

Largest merger or acquisition IN THE TECHBIO SPACE TO DATE WITH EXSCIENTIA
Recursion’s commitment to revolutionizing drug development took a major leap forward last year with the announcement of the largest merger or acquisition in the TechBio space to date—our combination with Exscientia. This was not just a transaction; it was the formation of a first-of-its-kind, fully integrated, technology-first drug discovery platform, and it was a transaction that we’ve known could be transformative for years. By uniting Recursion’s strength in scaling biological insights and clinical translation with Exscientia’s precision chemistry and small-molecule expertise, we have created a seamless, AI-driven approach spanning from early discovery to clinical development.
Through this combination, we have built a unique full-stack platform. Way back in 2013, we started with a point-solution; leveraging computer vision to unlock all of the information in cell morphology. Our pioneering work in phenomics, which is now a part of nearly every large pharmaceutical company’s discovery workstream, was just the beginning. While hundreds of TechBio startups today are optimizing their first point-solution, we’ve continued advancing our tech-enabled philosophy to build, buy and combine point solutions across virtually all major steps in drug discovery from target discovery to clinical development. We’ve continued investing, from scaling new high-dimensional -omics assays, to building BioHive-2, the most advanced supercomputer in the pharmaceutical industry, all because we believe more than ever that a technology-driven approach is what will finally unlock the much needed and anticipated shift in the way drugs are discovered and developed.
And while I’m proud that we have led the burgeoning TechBio space for more than a decade, I’m even happier to see hundreds of companies, big and small, following in our footsteps. For years we preached the potential of combining sophisticated computational techniques with large biological and chemical dataset creation to a skeptical (and sometimes hostile) audience. Today, the naysayers are part of a slimming minority and the progressive visionaries of the industry are all plotting their path to this inevitable future of drug discovery. The era of TechBio is truly here, and we are proud to be such a big part of it.

A Look Back at 2024: Delivering on the Promise of AI and Data-Driven Drug Discovery
The strength of our approach is evident in our growing portfolio. We now have a substantial pipeline of clinical and preclinical programs. Beyond that, we have many more advanced discovery programs advancing rapidly toward the clinic alongside some incredibly exciting programs and molecules that are a part of our discovery collaborations.
One compelling example is REC-1245, a potential first-in-class RBM39 degrader for biomarker-enriched solid tumors and lymphoma. This program, one of the first to result from our end-to-end AI-enabled platform, leveraged advanced maps of biology to identify RBM39 as a critical target and our early AI-enabled chemistry platform to advance the molecule to candidate. Through preclinical models, we validated that RBM39 degradation disrupts key DNA damage response (DDR) networks, potentially halting cancer growth. The journey from target identification to IND-enabling studies was completed in just 18 months—less than half of the industry average—leading to our first patient being dosed in the fourth quarter of 2024.
Another breakthrough is REC-617, our precision-designed CDK7 inhibitor, which has shown promising interim results in the Phase 1/2 ELUCIDATE trial. Early data demonstrates robust target engagement, a favorable pharmacokinetic and pharmacodynamic profile, and compelling initial clinical activity. Notably, a confirmed partial response was observed in a heavily pre-treated patient with platinum-resistant ovarian cancer, lasting more than six months, alongside four additional patients achieving stable disease. Designed entirely using our AI-led platform, REC-617 was synthesized from hit to candidate in just under 12 months, requiring only 136 novel molecules—an order of magnitude more efficient than conventional drug discovery.
Beyond our own programs, we continue to collaborate with leading biopharma partners like Roche and Genentech, Sanofi, Bayer, and Merck KGaA, Darmstadt, Germany. These partnerships validate our platform and amplify our impact. For example, our collaboration with Roche and Genentech achieved a groundbreaking milestone: the world’s first genome-scale Neuromap, a comprehensive AI-powered model of neurobiology built from human-induced pluripotent stem cell (hiPSC)-derived neurons. This effort, which required generating over a trillion neurons, led to a first-of-its-kind neuroscience phenomap that Roche-Genentech optioned for $30 million.
Similarly, our work with Sanofi continues to drive value. In 2024, we received $15 million in milestone payments after advancing two discovery programs into lead optimization, each showing strong differentiation and best-in-class potential. To date, we have generated over $450 million in collaboration payments, not only through upfront payments, but by consistently delivering on milestones, a feat achieved by few other biotech companies in history. As we look ahead, we are well on our way toward unlocking up to $20 billion in potential milestone payments before royalties—fueling the next generation of AI-driven drug discovery and development.

>$450 Million IN COLLABORATION PAYMENTS TO DATE

2025 and Beyond: The Dawn of the Virtual Cell
For the small set of leaders in TechBio—spanning companies, institutes and academics - we are converging around a breakthrough in the coming years that has the potential to create a transformational shift. We are approaching a future where many biological processes can be accurately simulated—a concept we call the "virtual cell." Today, our wet labs primarily generate the data needed to train AI models. But in the near future, these labs will primarily validate AI-driven predictions, fundamentally flipping the paradigm of drug discovery.

Four interconnected layers of biology
We believe that achieving this vision will require excellence across four interconnected layers of biology:
1.Population-Scale Patient-Level Data: Thanks to the genomic revolution and the progressive thinking of a small number of governments around the world, we and many others have had access to population-scale -omics data from patients. In the last 18 months, we have dramatically expanded the power of our approach by signing deals with companies like Tempus and Helix to bring tens of petabytes of proprietary data to support our discovery and development.
2.Pathway-Level Data: We are far ahead in systematically mapping gene networks across multiple cellular contexts, using techniques like whole-genome CRISPR knockout and high-dimensional -omics analysis across hundreds of millions of proprietary experiments.
3.Protein-Level Insights: AlphaFold and similar tools have revolutionized protein modeling. By integrating state-of-the-art protein-protein interaction and ligand-binding predictions, we remain at the forefront of this rapidly evolving space.
4.Atomistic-Level Simulations: With Exscientia’s quantum mechanics/molecular dynamics (QM/MD) expertise now part of Recursion, we are uniquely positioned to lead in simulating molecular interactions at atomic precision.

By integrating these layers, Recursion is building one of the most advanced predictive models of human biology ever created. This will allow us to explore the vast landscape of potential drugs and disease mechanisms in silico before ever stepping into the lab—dramatically accelerating drug development timelines and reducing costs.
Transforming Clinical Development with AI and Automation
In 2025, we are also doubling down on transforming clinical development through our ClinTech platform, powered by AI, automation, and real-world evidence. Our partnerships with Tempus, Helix and a growing cohort of other data sources provide us with access to critical patient data, allowing us to:
•Use AI-driven simulations to optimize trial design and enhance our probability of success.
•Automate critical processes like patient recruitment and site activation, dramatically reducing enrollment timelines.
•Leverage real-world evidence to inform regulatory strategies and increase the likelihood of clinical success.
And through partnerships with Faro Health and other industry leaders, we are industrializing clinical workflows, reducing trial costs, and streamlining operations—all while increasing the speed at which we bring new medicines to patients. We are in the early days of this work, but I am so excited at the potential I am already seeing. Coupling these advances with our discovery and translational platform will magnify all of our clintech work and continue to accelerate our lead in the TechBio space.

•Population-Scale Patient-Level Data •Pathway-Level Data •Protein-Level Insights •Atomistic-Level Simulations

“This is not just about technology for the sake of technology. It is about ensuring that the boldest ideas in biotech are realized and that the future of medicine is shaped by those who are willing to embrace the extraordinary.”

The Future of TechBio: A Call to Boldness
The path we are charting is not an easy one. It is filled with challenges, and it requires taking risks that others shy away from. But if we are to fulfill our promise—to revolutionize drug discovery and improve patient lives at scale—we must push forward with conviction.
This is not just about technology for the sake of technology. It is about ensuring that the boldest ideas in biotech are realized and that the future of medicine is shaped by those who are willing to embrace the extraordinary. As we step into 2025, I am more confident than ever that Recursion is leading the way. With a solid foundation, a world-class team, and a relentless commitment to innovation, we are poised to make this year our most transformative yet.
Thank you for your continued belief in our mission. Together, we are unlocking the future of medicine.
Chris Gibson, Ph.D.
Founder and CEO, Recursion

Who We Are

INDUSTRIALIZING DRUG DISCOVERY FOR A MORE SUSTAINABLE AND ACCESSIBLE FUTURE	FOUNDING PRINCIPLES

Recursion is a leading clinical-stage TechBio company driven by a powerful mission: Decode biology to radically improve lives. We're fundamentally changing drug discovery and development with our vision to leverage technology to map and navigate the complexities of biology and chemistry, ultimately delivering better medicines faster.
Recursion Mindset: A deep belief and commitment to industrialization through automation, systems-thinking, algorithms and data to deliver our mission.
The Recursion Mindset is made manifest through our Founding Principles and supported by our Culture and Values. Our Founding Principles are the guideposts to our approach to technical and scientific decision-making. Our Values are the core behaviors that define our Culture and are the simplest definition of how we will achieve our mission. Combined they are the shape of our culture and guide us to reimagine how medicines are made on the path to delivering our mission.
We aim to uncover better ways to discover medicines, leading us to a set of Founding Principles that guide our collective work. Drug discovery at Recursion is enabled by continuous collaboration between drug hunters and tool builders who live by these principles to develop broadly applicable platforms and products through the active prosecution of novel drug programs. Our six Founding Principles differentiate our approach from nearly every other biopharma company, enable us to lead TechBio, and form the foundation of a mindset we teach and enrich at Recursion.

OUR PEOPLE
EXPLORE THE UNCHARTED OVER TARGETING THE KNOWN.
CREATE VIRTUOUS CYCLES OF ATOMS AND BITS.
BUILD CONNECTED DATA OVER COLLECTING DATA POINTS.
INDUSTRIALIZE TO SCALE EXPONENTIALLY THROUGH STANDARDIZATION AND AUTOMATION.
OPTIMIZE FOR THE PORTFOLIO TO ACCELERATE PROGRAMS AT SCALE.
CHALLENGE ASSUMPTIONS AND CONVENTION TO UNCOVER FUNDAMENTAL TRUTHS.

Recursion's strength lies in our people: mission-driven, humble, bright, generous, and constructively dissatisfied with the status quo. We embrace intentional diversity across multiple dimensions. Our team members think quickly and nimbly within complex systems, embracing failure as a learning opportunity and demonstrating high adaptability. These qualities enable us to build exceptionally high-performing teams that collaborate with urgency to advance our mission.

RECURSION VALUES

Notice of 2025 Annual Meeting of Stockholders To be held June 18, 2025

Date
We are pleased to notify you that the 2025 Annual Meeting of Stockholders of Recursion Pharmaceuticals, Inc. (the “Annual Meeting”), will be held online on June 18, 2025 at 12:00 P.M. Mountain Time in a virtual meeting at www.virtualshareholdermeeting.com/RXRX2025. You will be able to attend the meeting online, vote electronically and submit questions by registering at www.virtualshareholdermeeting.com/RXRX2025 15 minutes prior to the meeting start time of 12:00 P.M. Mountain Time.
Our Board has fixed the Stockholders of record date at the close of business on April 21, 2025. Stockholders as of the record date, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. You will not be able to attend the 2025 Annual Meeting in person.
We are pleased to comply with the Securities and Exchange Commission rules that allow companies to distribute their proxy materials over the Internet under the “notice and access” approach. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or Notice of Availability, instead of a paper copy of our proxy materials and our Annual Report for the fiscal year ended December 31, 2024, or the 2024 Annual Report. We plan to mail the Notice of Availability on or about April 28, 2025, and it contains instructions on how to access those documents and to cast your vote over the Internet. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. If you would like to receive a printed copy of our Annual Report, please follow the instructions on the Notice Card provided herein or contact us at Investor@Recursion.com or using the information on our investor relation website at https://ir.recursion.com.
By order of the Board of Directors,
Chris Gibson, PhD.
Co-Founder, Chief Executive Officer and Director
Your vote is important. Whether or not you are able to virtually attend the Annual Meeting and vote your shares online during the meeting, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting, by submitting your proxy over the Internet or by telephone as described in the instructions included in the Notice of Availability or by signing, dating and returning the proxy card no later June 17, 2025. Please note, however, that if your shares are held on your behalf by a brokerage firm, bank, or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that nominee.

June 18, 2025
Time

12:00 P.M. MOUNTAIN TIME
Place

VIRTUAL MEETING, WHICH WILL BE CONDUCTED VIA LIVE WEBCAST at www.virtualshareholdermeeting.com/RXRX2025
The purpose of the Annual Meeting is the following:
TO ELECT
three Class I directors to our Board of Directors, to serve until the 2028 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or until his or her earliest death, resignation or removal (Proposal 1);
TO HOLD AN ADVISORY VOTE
to approve the compensation of our Named Executive Officers, as disclosed in the proxy statement accompanying this notice (Proposal 2);
TO RATIFY
the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 3); and
TO TRANSACT
any other business properly brought before the Annual Meeting or any continuation, adjournments, or postponements thereof.

2025 Proxy Statement | Recursion | i

Proxy Summary PROPOSALS TO BE VOTED UPON AT THE ANNUAL MEETING

Proposal	Description	Board Recommendation	Page Reference

1	To elect three Class I Directors to our Board of Directors, to serve until the 2028 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal;	FOR	20

2	To approve, on an advisory basis, the compensation of our named executive officers; and	FOR	28

3	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	FOR	55

HOW TO VOTE	Recursion is a leading clinical stage TechBio company with a mission to decode biology to radically improve lives. We aim to achieve our mission by industrializing drug discovery using the Recursion Operating System (OS), a vertical platform of diverse technologies that enables us to map and navigate trillions of biological, chemical, and patient-centric relationships utilizing approximately 65 petabytes of proprietary data. The Recursion OS integrates ‘Real World’ data generated in our own wet-laboratories or by select partners and a ‘World Model’ which is a collection of AI computational models we also build in-house. Today, our scaled ‘wet-lab’ biology, chemistry, and patient-centric experimental data feed our ‘dry-lab’ computational tools to identify, validate, and translate therapeutic insights, which we can then validate in our wet-lab to both advance drug discovery programs and to generate data to further refine our world model.
Recursion is headquartered in Salt Lake City, where it is a founding member of BioHive, the Utah life sciences industry collective. Recursion also has offices in London, Oxford, New York, Toronto, Montreal and the San Francisco Bay Area. Learn more at www.Recursion.com, or connect on Twitter and LinkedIn.
BY INTERNET
www.proxyvote.com. Use the Internet to transmit your voting instructions any time prior to 11:59 p.m., Eastern Time, on June 17, 2025. Have the Notice or your proxy card in hand when you access the website. Follow the steps outlined on the secured website.

BY PHONE
If your a direct stockholder, use a touch tone phone by calling the toll-free number 1-800-690-6903 to transmit your voting instructions any time prior to 11:59 p.m., Eastern Time, on June 17, 2025. Have the Notice or your proxy card in hand when you access the phone number. Follow the steps outlined on the phone line.

BY MAIL
If you requested and received a proxy card by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we will provide or mail it to
Vote Processing, c/o Broadridge,
51 Mercedes Way,
Edgewood, NY 11717.

2025 Proxy Statement | Recursion | 1

TABLE OF CONTENTS |

ABOUT RECURSION

Industrializing Drug Discovery for a More Sustainable and Accessible Future
Recursion is a leading clinical-stage TechBio company driven by a powerful mission: Decode biology to radically improve lives. We're fundamentally changing drug discovery and development with our vision to leverage technology to map and navigate the complexities of biology and chemistry, ultimately delivering better medicines faster.

The Challenge: A Broken System
The traditional drug discovery process is not only slow, expensive, and inefficient, but it also carries a hidden cost: environmental harm. More than 90% of clinical trials fail, squandering resources and generating significant waste throughout the research and development lifecycle. This unsustainable model leaves many patients without effective treatment options and undermines our ability to address pressing global health challenges.

At a Glance

Numbers

More than 800 EMPLOYEES		40% biologists, chemists, and drug developers	40% data scientists, software engineering, automation	20% strategic operations

Headquarters		Highlights	Large Pharma Collaborations

SLC SALT LAKE CITY

Additional Sites

USA MILPITAS, CA NEW YORK, NY	CAN TORONTO, ON MONTREAL, QC

UK LONDON, ENG OXFORD, ENG

2 | Recursion | 2025 Proxy Statement

| TABLE OF CONTENTS

OUR BOARD OF DIRECTORS

NOMINEE

Zachary Bogue, J.D.

Independent

Co-Managing Partner of DCVC

Age: **49**

Director since: **August 2018**

CC CSR

NOMINEE

Zavain Dar

Independent

Founder and Managing Partner of Dimension Capital

Age: **36**

Director since: **September 2016**

NG (Chair) AC ST CSR PC T

NOMINEE

Robert Hershberg, M.D., Ph.D.

Independent

President, CEO & Chairman of the Board of Directors of HilleVax, Inc.

Age: **62**

Director since: **March 2020**

CC (Chair) ST PC RD

Franziska Michor, Ph.D.

Independent

Professor at the Dana-Farber Cancer Institute

Age: **42**

Director since: **November 2024**

RD (Chair) T

Christopher Gibson, Ph.D.

Co-Founder and CEO

Age: **42**

Director since: **November 2013**

CSR (Chair) PC ST

Najat Khan, Ph.D.

Chief R&D Officer and Chief Commercial Officer

Age: **41**

Director since: **April 2024**

Blake Borgeson, Ph.D.

Independent

Co-Founder and former Chief Technology Officer of Recursion Pharmaceuticals, Inc.

Age: **43**

Director since: **November 2013**

T (Chair) AC CSR NG

Dean Y. Li, M.D., Ph.D.

Independent

Executive Vice President and President of Merck Research Laboratories

Age: **63**

Director since: **November 2013**

RD

Namandjé Bumpus, Ph.D.

Independent

Former Principal Deputy Commissioner of the U.S. F.D.A

Age: **44**

Director since: **March 2025**

NG RD T

Elaine Sun

Independent

CFO and COO of Mammoth Biosciences

Age: **54**

Director since: **March 2025**

AC (Chair) CC

- Chair
- AC — Audit Committee
- CC — Compensation Committee
- NG — Nominating and Corporate Governance Committee
- RD — Research and Development Committee
- T — Technology Committee
- ST — Strategic Transactions and Finance Committee
- CSR — Corporate Social Responsibility Committee
- PC — Pricing Committee

2025 Proxy Statement | Recursion | 3

TABLE OF CONTENTS |

BOARD METRICS

10 BOARD SIZE			4/10 FEMALE DIRECTORS	5/10 DIRECTORS WHO ARE ETHNIC OR RACIAL MINORITIES

8/10 INDEPENDENT DIRECTORS	48 AVERAGE AGE	6 Years AVERAGE TENURE	To learn more about our Board, please refer to the Board of Directors section of the Investor Relations section of our website.

BOARD DIVERSITY MATRIX

TOTAL NUMBER OF DIRECTORS: 9	FEMALE	MALE	NON-BINARY	DID NOT DISCLOSE GENDER

Part 1: Gender Identity
Directors	4	6	—	—
Part 2: Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	2	2	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Some Portion of Demographic Background	—

4 | Recursion | 2025 Proxy Statement

Proxy Statement for 2025
Annual Meeting of Stockholders
To Be Held On June 18, 2025
The Board of Directors of Recursion Pharmaceuticals, Inc. (the “Board of Directors,” “Board,” or “our Board”) is soliciting proxies from stockholders for its use at the Annual Meeting, and at any continuation, postponement, or adjournment of that meeting. The Annual Meeting is scheduled to be held on June 18, 2025, at 12:00 P.M., Mountain Time, in a virtual meeting format at www.virtualshareholdermeeting.com/RXRX2025. In this proxy statement, “we,” “our,” “us,” the “Company,” and “Recursion” refer to Recursion Pharmaceuticals, Inc. This proxy statement relates to the solicitation of proxies by our Board for use at the Annual Meeting. On or about April 28, 2025, we will commence sending the Important Notice Regarding the Availability of Proxy Materials (the “Notice”) to all stockholders entitled to vote at the Annual Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
This proxy statement and our 2024 Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which include our audited financial statements, are available for viewing, printing and downloading at www.ProxyVote.com. To view these materials, please have your 16-digit control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive distributions of our proxy statements and annual reports to stockholders for future annual meetings by electronic delivery. For specific instructions on making such an election, please refer to the instructions on your proxy card or voting instruction form.
Additionally, you can find a copy of our Annual Report on Form 10-K on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov, or in the “SEC Filings” tab of the “Investor Center” section of our website at www.recursion.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by following the instructions included on the Notice or by sending a written request to: Recursion Pharmaceuticals, Inc., 41 Rio Grande Street, Salt Lake City, UT 84101, Attention: Secretary.

2025 Proxy Statement | Recursion | 5

Important Information about
the Annual Meeting and Voting
PURPOSES OF THE MEETING
The purposes of the Annual Meeting are:

1 To elect Class I Directors: Zachary Bogue, Zavain Dar, and Robert Hershberg;	2 To approve, on an advisory basis, the compensation of our Named Executive Officers; and	3 To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

4 To transact such other business as may properly come before the Annual Meeting or any continuations, adjournments, and postponements thereof.

WHO IS SOLICITING MY VOTE
Our Board of Directors is soliciting your vote for the Annual Meeting.
STOCKHOLDERS ENTITLED TO VOTE AT THE MEETING
Our Board has established the close of business on April 21, 2025, as the “record date” for the Annual Meeting. This means that you are entitled to vote at the Annual Meeting (and any adjournments) if our records show that you owned any shares of our Class A common stock or Class B common stock at that time. As of the record date, 399,596,621 shares of our Class A common stock and 6,838,575 shares Class B common stock were issued and outstanding. Each issued and outstanding share of Class A common stock as of the record date is entitled to one vote on each matter properly to come before the Annual Meeting and can be voted only if the record owner of that share, determined as of the record date, is present by remote communication at the meeting or represented by proxy. Each issued and outstanding share of Class B common stock as of the record date is entitled to 10 votes on each matter properly to come before the Annual Meeting and can be voted on only if the record of owner of that share, determined as of the record date, is present by remote communication at the meeting or represented by proxy. A list of stockholders entitled to vote at the Annual Meeting will be available for stockholder inspection at the headquarters of the Company, 41 Rio Grande Street, Salt Lake City, UT 84101, during ordinary business hours, for a period of 10 days prior to the Annual Meeting. Such list will also be available for examination by our stockholders during the Annual Meeting by logging into www.virtualshareholdermeeting.com/RXRX2025 and entering your 16-digit control number.
VOTING SHARES THAT YOU HOLD IN YOUR NAME
If you are a stockholder of record and your shares are registered directly in your name, you may vote:

VOTE BY INTERNET
www.proxyvote.com. Use the Internet to transmit your voting instructions up until 11:59 p.m., Eastern Time, on June 17, 2025. Have the Notice or your proxy card in hand when you access the website. Follow the steps outlined on the secured website.

VOTE BY MAIL
If you requested and received a proxy card by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we will provide or mail it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE BY PHONE
Use a touch tone phone by calling the toll-free number 1-800-690-6903 to transmit your voting instructions up until 11:59 p.m., Eastern Time, on June 17, 2025. Have the Notice or your proxy card in hand when you access the phone number. Follow the steps outlined on the phone line.
VOTE BY REMOTE COMMUNICATION AT THE VIRTUAL MEETING See “Attending the Annual Meeting,” below.

6 | Recursion | 2025 Proxy Statement

| TABLE OF CONTENTS
VIRTUAL MEETING
The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. We believe a virtual meeting is in the best interest of our stockholders as it provides more stockholders the ability to attend and participate in the Annual Meeting.
You are entitled to attend and participate in the virtual Annual Meeting only if you were a Recursion stockholder as of the close of business on April 21, 2025, or if you hold a valid proxy for the Annual Meeting.
To participate in the Annual Meeting virtually via the Internet, please visit www.virtualshareholdermeeting.com/RXRX2025. You will need the 16-digit control number included on your Notice, your proxy card or the instructions that accompanied your proxy materials.
Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm. If you do not have your 16-digit control number and attend the meeting online, you will be able to listen to the meeting only - you will not be able to vote or submit questions during the meeting.
VIRTUAL MEETING PHILOSOPHY
The Board believes that holding the annual meeting of stockholders in a virtual format provides the opportunity for participation by a broader group of stockholders, while reducing the costs associated with planning, holding and arranging logistics for in-person meeting proceedings. This balance will allow the meeting to remain focused on matters directly relevant to the interests of stockholders in a way that recognizes the value to stockholders of an efficient use of Company resources. The Board intends that the virtual meeting format provide stockholders a level of transparency as close as possible to the traditional in-person meeting format and takes the following steps to ensure such an experience:
•providing stockholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and the Board;
•providing stockholders with the ability to submit appropriate questions real-time either via telephone or the meeting website;
•answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination; and
•offering separate engagement opportunities with stockholders on appropriate matters of governance or other relevant topics as outlined under the section titled "Communications with the Board of Directors" below.
ATTENDING THE ANNUAL MEETING
The Annual Meeting will be held entirely online at www.virtualshareholdermeeting.com/RXRX2025. A summary of the information you need to attend the Annual Meeting online is provided below:
•Instructions on how to attend and participate via the Internet, including how to demonstrate proof of Class A common stock or Class B common stock ownership, are posted at www.virtualshareholdermeeting.com/RXRX2025.
•Questions regarding how to attend and participate via the Internet will be answered by calling the U.S. and International phone numbers listed on www.virtualshareholdermeeting.com/RXRX2025 on the day before the Annual Meeting and the day of the Annual Meeting.
•Please have your 16-digit control number to enter the Annual Meeting.
•Stockholders may submit questions while attending the Annual Meeting via the Internet.
•The meeting webcast will begin promptly at 12:00 P.M., Mountain Time.
•We encourage you to access the meeting prior to the start time. Online check-in will begin at 11:45 a.m., Mountain Time, and you should allow ample time for the check-in procedures.

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TECHNICAL ASSISTANCE FOR THE VIRTUAL MEETING
We encourage stockholders to log into the virtual Annual Meeting at least 15 minutes prior to the start of the Annual Meeting to test their Internet connectivity. If you encounter any technical difficulties with the virtual meeting platform on the day of the Annual Meeting, please call 844-986-0822 (US) or 303-562-9302 (International).
VOTING SHARES THAT YOU HOLD IN BROKERAGE OR SIMILAR ACCOUNTS
Many stockholders hold their shares through a broker, bank, or other nominees rather than directly in their own name. If you hold your shares in one of these ways, you are considered a beneficial owner, not a record owner, and you therefore have no direct vote on any matter to come before the Annual Meeting. Your broker, bank or nominee will send you voting instructions for you to use in directing the broker, bank or nominee in how to vote your shares. Your broker, bank or nominee may allow you to deliver your voting instructions via the telephone or the Internet.
A “broker non-vote” occurs when a broker, bank, or other nominee holding shares for a beneficial owner does not vote the shares on a proposal because the broker, bank, or other nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. Brokers, banks, or other nominees who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to routine matters. Although the determination of whether a broker, bank, or other nominees will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the SEC, we expect election of each nominee for Director (Proposal 1) and the advisory vote on the compensation of our Named Executive Officers (Proposal 2), will be non-routine matters, and the proposal on ratification of the appointment of our independent registered public accounting firm (Proposal 3) will be a routine matter. Accordingly, if you hold your shares through a broker, bank, or other nominees and you do not timely provide your broker, bank, or other nominees with specific instructions on how to vote your shares, your broker, bank, or other nominees will not be authorized to cast a vote on your behalf on Proposal 1 (election of each nominee for director) or Proposal 2 (advisory vote on executive compensation), but will be authorized to cast a vote on your behalf, in its discretion, on Proposal 3 (ratification of the appointment of PricewaterhouseCoopers LLP). In such cases, a “broker non-vote” may be entered with respect to your shares on Proposal 1 and Proposal 2 to reflect that your broker was present with respect to your shares at the meeting but was not exercising voting rights on your behalf with respect to those shares. Broker non-votes will have no effect on the outcome of each proposal. Brokers, banks, and other nominees generally have discretionary authority to vote on the ratification of the appointment of an independent registered public accounting firm (Proposal 3); thus, we do not expect any broker non-votes on this matter.
OUR BOARD’S VOTING RECOMMENDATIONS
Our Board recommends that you vote:
•“FOR” the election of Zachary Bogue, Zavain Dar, and Robert Hershberg as Class I Directors (Proposal 1);
•“FOR” the approval, on an advisory basis, of the resolution approving the compensation of our Named Executive Officers (“NEOs”), as disclosed in this Proxy Statement (Proposal 2); and
•“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 3).
REQUIRED VOTES TO APPROVE EACH PROPOSAL
As a stockholder holding Class A common stock, you are entitled to cast one vote per share for each of the three (3) nominees for election as Director at the Annual Meeting, but you may not cumulate your votes (in other words, you may not cast votes representing three times the number of your shares entitled to vote for a single nominee). As a stockholder holding Class B common stock, you are entitled to cast ten votes per share for each of the three (3) nominees for election as directors at the Annual Meeting, but you may not cumulate your votes (in other words, you may not cast votes representing thirty times the number of your shares entitled to vote in favor of a single nominee). A majority of the votes properly cast for the election of a Director will affect such an election. “Abstentions” and “broker non-votes” will not be counted as votes cast for or against any proposal and will have no effect on the election of directors.
The affirmative vote of a majority of the voting power of the shares cast affirmatively or negatively at the Annual Meeting will approve: (i) the proposal to approve, on an advisory basis, the compensation of our NEOs, as disclosed in this Proxy Statement; (ii) the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025; and (iii) all other matters that arise at the Annual Meeting.

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QUORUM
The holders of a majority of the voting power of our capital stock issued and outstanding and entitled to vote, present in person (including virtually via the internet) or represented by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.
VOTING ON POSSIBLE OTHER MATTERS
We do not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the Annual Meeting, the persons named on the Company’s proxy card will have discretionary authority to vote the shares represented by such proxies. If you hold shares through a broker, bank, or other nominees as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.
REVOCATION OF PROXIES OR VOTING INSTRUCTIONS
A stockholder of record who has delivered a proxy card in response to this solicitation may revoke it before it is exercised at the Annual Meeting by executing and delivering a timely and valid later-dated proxy, by a timely and valid later Internet or telephone vote, by voting by remote communication at the Annual Meeting or by giving written notice to our Secretary. Attendance at the Annual Meeting online will not have the effect of revoking a proxy unless a stockholder gives proper written notice of revocation to our Secretary before the proxy is exercised or the stockholder votes by remote communication at the Annual Meeting. Beneficial owners who have directed their broker, bank or nominee as to how to vote their shares should contact their broker, bank or nominee for instructions as to how they may revoke or change those voting directions.
SOLICITATION OF PROXIES
Our Board is making this solicitation of proxies for our Annual Meeting. We will bear all costs of such solicitation, including the cost of preparing and distributing this proxy statement and the enclosed form of proxy and including the cost of hosting the virtual Annual Meeting. After the initial distribution of this proxy statement, proxies may be solicited by mail, telephone, or personally by directors, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held by them for the accounts of beneficial owners, and we will pay their reasonable out-of-pocket expenses.

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Board of Directors and Corporate Governance
THE BOARD OF DIRECTORS
Our Board of Directors currently consists of ten (10) members. In accordance with the terms of our certificate of incorporation and bylaws, our ten-member Board is divided into three classes, Class I, Class II, and Class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:
•the Class I Directors are Zachary Bogue, Zavain Dar, and Robert Hershberg, and their terms will expire at the Annual Meeting;
•the Class II directors are Franziska Michor, Christopher Gibson, and Najat Khan, and their terms will expire at the annual meeting of stockholders to be held in 2026; and
•the Class III directors are Blake Borgeson, Dean Li, Namandjé Bumpus, and Elaine Sun, and their terms will expire at the annual meeting of stockholders to be held in 2027.
DIRECTOR NOMINATION PROCESS
In considering whether to recommend any particular candidate for nomination to our Board of Directors, our Board of Directors selects candidates based on the recommendation of the Nominating and Corporate Governance Committee in accordance with the committee’s charter, our policies, our amended and restated certificate of incorporation and amended and restated bylaws, our corporate governance guidelines, and the requirements of applicable law. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, and employees, as well as candidates that are properly submitted by stockholders in accordance with our policies and amended and restated bylaws.
Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate, and, in addition, the Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. Furthermore, as provided for under the heading “Board Independence and Diversity” in our ESG Report, available on our investor relations website (https://ir.recursion.com), the Nominating and Corporate Governance Committee considers diversity in expertise, gender, race and ethnicity as part of its broader evaluation process along with a review of professional ethics and integrity, business acumen, proven achievement and competence in one’s field when evaluating individuals to participate as Board members.
Our amended and restated bylaws provide that stockholders seeking to nominate candidates for election as directors at an annual or special meeting of stockholders must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally will have to be delivered to and received at our principal executive offices before notice of the meeting is issued by the secretary of the company, with such notice being served not less than 90 nor more than 120 days before the meeting. Although the amended and restated bylaws do not give the Board of Directors the power to approve or disapprove stockholder nominations of candidates to be elected at an annual meeting, the amended and restated bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company. All information relating to such nominee that would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act and such nominee’s written consent to be named as a nominee in the Company’s proxy statement, proxy card, and/or ballot, if the Board approves such inclusion, and to serve as a director if elected. Furthermore, a description of all direct and indirect compensation, reimbursement, indemnification and other material arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between or concerning such stockholder and any Stockholder Associated Person (as defined in our bylaws), on the one hand, and the proposed nominee, and his or her respective affiliates or associates, on the other hand. Any such nomination must be made by a stockholder of record of our Company at the time of making such nomination and meet such other requirements as are set forth in our bylaws. Such nomination information should be submitted to: Recursion Pharmaceuticals, Inc., 41 Rio Grande St. Salt Lake City, UT, 84101, Attention: Secretary.

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DIRECTOR INDEPENDENCE
Our Class A common stock is listed on the Nasdaq Global Select Market or Nasdaq. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s Board of Directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation, and Corporate Governance and Nominating Committees to be independent. Audit Committee members and Compensation Committee members must also satisfy the criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
To be considered to be independent for purposes of Rule 10A-3 and under the rules of Nasdaq, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board of directors or any other Board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.
To be considered independent for purposes of Rule 10C-1 and under the rules of Nasdaq, the Board of Directors must affirmatively determine that each member of the Compensation Committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent of management in connection with the duties of a Compensation Committee member, including: (1) the source of compensation of such director, including any consulting, advisory, or other compensatory fee paid by the company to such director and (2) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.
The Board of Directors undertook a review of its composition, the composition of its committees, and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, the Board of Directors has determined that Robert Hershberg, Blake Borgeson, Zachary Bogue, Zavain Dar, Dean Li, Franziska Michor, Namandjé Bumpus, and Elaine Sun, representing eight (8) of our ten (10) directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of Nasdaq.
In making these determinations, the Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”
BOARD LEADERSHIP STRUCTURE
The Board of Directors is currently chaired by Robert Hershberg. As a general policy, the Board of Directors believes that separation of the positions of Chair of the Board of Directors and Chief Executive Officer reinforces the independence of the Board of Directors from management, creates an environment that encourages objective oversight of management’s performance, and enhances the effectiveness of the Board of Directors as a whole. As such, Dr. Gibson serves as our Chief Executive Officer while Dr. Hershberg serves as the Chair of the Board of Directors, but is not an officer. We currently expect and intend the positions of Chair of the Board of Directors and Chief Executive Officer to continue to be held by two individuals in the future.
BOARD COMMITTEES
The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Research and Development Committee, a Technology Committee, a Corporate Social Responsibility Committee, a Strategic Transactions and Finance Committee, and an ATM Pricing Committee, each of which has the composition and the responsibilities described below.

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AUDIT COMMITTEE

Our Audit Committee oversees our corporate accounting and financial reporting process and assists the Board in monitoring our financial systems. Our Audit Committee also:
•selects, retains, compensates, evaluates, oversees, and where appropriate, terminates the independent registered public accounting firm to audit our financial statements;
•helps to ensure the independence and performance of the independent registered public accounting firm;
•approves audit and non-audit services and fees;
•reviews financial statements and discuss with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews and the reports and certifications regarding internal controls over financial reporting and disclosure controls;
•prepares the Audit Committee report that the SEC requires to be included in our annual proxy statement;
•reviews reports and communications from the independent registered public accounting firm;
•reviews the adequacy and effectiveness of our internal controls and disclosure controls and procedure;
•oversees our internal audit function;
•reviews our policies on risk assessment and risk management;
•reviews cybersecurity and other information technology risks, controls and procedures;
•reviews and monitors conflicts of interest situations, and approves or prohibits any involvement in matters that may involve a conflict of interest;
•reviews the overall adequacy and effectiveness of our legal, regulatory, and ethical compliance programs and reports regarding compliance with applicable laws, regulations, and internal compliance programs;
•reviews related party transactions; and
•establishes and overseas procedures for the receipt, retention and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters.

Members Elaine Sun (Chair) Blake Borgeson Zavain Dar

Number of Meetings 4

Independence
The Board of Directors determined that each of Elaine Sun, Blake Borgeson, and Zavain Dar satisfy the independence standards for audit committee members established by applicable SEC rules and the listing standards of Nasdaq.

Financial Expert
Elaine Sun is an audit committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under the rules of Nasdaq.

Our Audit Committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq and is available at https://ir.recursion.com. During the fiscal year ended December 31, 2024, our Audit Committee met four (4) times.

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COMPENSATION COMMITTEE

Our Compensation Committee oversees our compensation policies, plans and benefits programs. The Compensation Committee also:
•oversees our overall compensation philosophy and compensation policies, plans, and benefit programs;
•reviews and recommend for approval to the Board of Directors compensation for our executive officers and directors;
•prepares the Compensation Committee report that the SEC requires to be included in our annual proxy statement; and
•administers our equity compensation plans.

Members Robert Hershberg (Chair) Zachary Bogue Elaine Sun

Number of Meetings 3

Independence
The Board of Directors determined that each of Robert Hershberg, Zachary Bogue and Elaine Sun satisfy the independence standards for Compensation Committee members established by applicable SEC rules and the listing standards of Nasdaq and is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

Our Compensation Committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq and is available at https://ir.recursion.com. During the fiscal year ended December 31, 2024, our Compensation Committee met three (3) times.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Our Nominating and Corporate Governance Committee oversees and assists the Board of Directors in reviewing and recommending nominees for election as directors. Specifically, the Nominating and Corporate Governance Committee has and will:
•identify, evaluate and make recommendations to the Board of Directors regarding nominees for election to the Board of Directors and its committees;
•consider and make recommendations to the Board of Directors regarding the composition of the Board of Directors and its committees;
•review developments in corporate governance practices;
•evaluate the adequacy of our corporate governance practices and reporting; and
•evaluate the performance of the Board of Directors and of individual directors.

Members Zavain Dar (Chair) Blake Borgeson Namandjé Bumpus

Number of Meetings 2

Independence
The Board of Directors determined that each of Zavain Dar, Blake Borgeson, and Namandjé Bumpus satisfy the independence standards for Nominating and Corporate Governance Committee members established by applicable SEC rules and the listing standards of Nasdaq.

Our Nominating and Corporate Governance Committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq and is available at https://ir.recursion.com. During the fiscal year ended December 31, 2024, our Nominating and Corporate Governance Committee met two (2) times.

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RESEARCH AND DEVELOPMENT COMMITTEE

Our Research and Development Committee oversees and assists the Board of Directors in its oversight of our research and development portfolio. Specifically, the Research and Development Committee:
•reviews the quality, direction, and competitiveness of the Company’s research and development portfolio, including evaluating the progress in achieving its long-term strategic goals and objectives;
•conducts periodic reviews of the projects in the preclinical pipeline for the Company;
•conducts periodic reviews of the Company’s clinical programs to assess their strategy and progress; and
•provides guidance to the Board with respect to the general status of the Company’s clinical development operations and to the Company’s development team with respect to relevant critical areas of need.

Members Franziska Michor (Chair) Robert Hershberg Dean Li Namandjé Bumpus

Our Research and Development Committee operates under a written charter. The Research and Development Committee was established in March 2025 and did not meet during the fiscal year ended December 31, 2024.
TECHNOLOGY COMMITTEE

Our Technology Committee oversees and assists the Board of Directors in its oversight of our technology development and investment. Specifically, the Technology Committee:
•identifies new and emerging trends in technology, including machine learning, artificial intelligence and other sophisticated computational tools as they relate to pharmaceutical sciences and beyond; and
•reviews and advises the Board on investments in technology and the Company’s technology platforms.

Members Blake Borgeson (Chair) Zavain Dar Namandjé Bumpus Franziska Michor

Our Technology Committee operates under a written charter. The Technology Committee was established in March 2025 and did not meet during the fiscal year ended December 31, 2024.
CORPORATE SOCIAL RESPONSIBILITY COMMITTEE

Our Corporate Social Responsibility Committee oversees and assists the Board of Directors in its oversight of our corporate social responsibility, or CSR, strategy and implementation. Specifically, the Corporate Social Responsibility Committee:
•creates accountability for our CSR performance by reviewing target success metrics for each CSR area of focus and ongoing progress towards them;
•reviews any related public-facing CSR reporting to ensure alignment on level of external CSR transparency and any associated risks; and
•explores and recommends to the Board of Directors alternate entity structures if we were to consider reorganizing into a public benefit, social purpose or similar alternative entity structure in the future.

Members Christopher Gibson (Chair) Zachary Bogue Blake Borgeson Zavain Dar

Our Corporate Social Responsibility Committee operates under a written charter. The Corporate Social Responsibility Committee did not meet during the fiscal year ended December 31, 2024.

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STRATEGIC TRANSACTIONS AND FINANCE COMMITTEE

Our Strategic Transactions and Finance Committee oversees and assists the Board of Directors in reviewing, considering, negotiating and approving certain strategic and financing transactions (a “Potential Transaction”) involving the Company. Specifically, the Strategic Transactions and Finance Committee Committee:
•reviews, considers, deliberates on, evaluates, monitors and exercises general oversight of any and all activities of the Company directly or indirectly involving, responding to or relating to any proposals for a Potential Transaction;
•formulates and structures any Potential Transaction or any directly or indirectly related proposals, agreements or transactions involving the Company; and
•approves any Potential Transaction and all matters relating to any Potential Transaction, subject to the authority delegated to it in its Charter.

Members Christopher Gibson (Chair) Robert Hershberg Zavain Dar

Our Strategic Transactions and Finance Committee operates under a written charter. The Strategic Transactions and Finance Committee did not meet during the fiscal year ended December 31, 2024.
In 2025, the Board of Directors also formed an ATM Pricing Committee and delegated to it all power and authority that may be exercised by the Board in reviewing, evaluating, negotiating the terms and conditions of the At-the-Market (“ATM”) Offering, entered into in February 2025, and the authority to determine the terms and conditions of the ATM Offering. Chris Gibson, Robert Hershberg, and Zavain Dar are members of the ATM Pricing Committee.
BOARD AND COMMITTEE MEETINGS ATTENDANCE
The full Board of Directors met seven (7) times during 2024. During 2024, each member of the Board of Directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such person has been a director), and (ii) the total number of meetings held by all committees of the Board of Directors on which such person served (during the periods that such person served).
DIRECTOR ATTENDANCE AT ANNUAL MEETING OF STOCKHOLDERS
Directors are expected to attend the annual meeting of stockholders to the extent practicable. Two of our eight members of the Board of Directors attended the 2024 Annual Meeting of Stockholders.
BOARD’S ROLE IN RISK OVERSIGHT
The Board of Directors oversees our risk management processes, which are designed to support the achievement of organizational objectives, improve long-term organizational performance, and enhance stockholder value while mitigating and managing identified risks. A fundamental part of our approach to risk management is not only understanding the most significant risks we face as a company and the necessary steps to manage those risks, but also deciding what level of risk is appropriate for our company. The Board of Directors plays an integral role in guiding management’s risk tolerance and determining an appropriate level of risk.
While the full Board of Directors has overall responsibility for evaluating key business risks, its committees monitor and report to the Board of Directors on certain risks. Our Audit Committee monitors our major financial, reporting, and cybersecurity risks and the steps our management has taken to identify and control these exposures, including by reviewing and setting guidelines, internal controls, and policies that govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements and directly supervises our internal audit function.
Our Compensation Committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking and also plans for leadership succession. Our Nominating and Corporate Governance Committee oversees risks associated with director independence and the composition and organization of the Board of Directors, monitors the effectiveness of our corporate governance guidelines, and provides general oversight of our other corporate governance policies and practices.

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In connection with its reviews of the operations of our business, the full Board of Directors addresses holistically the primary risks associated with our business, as well as the key risk areas monitored by its committees, including cybersecurity risks. The Board of Directors appreciates the evolving nature of our business and industry and is actively involved in monitoring new threats and risks as they emerge.
At periodic meetings of the Board of Directors and its committees, management reports to and seeks guidance from the Board of Directors and its committees with respect to the most significant risks that could affect our business, such as legal risks, cybersecurity and privacy risks, and financial, tax, and audit-related risks. In addition, among other matters, management provides our Audit Committee periodic reports on our compliance programs and investment policy and practices.
ESG OVERSIGHT
We believe in integrating our ESG strategy with our corporate strategy to benefit the long-term sustainability of Recursion. This starts with our Board of Directors, which is responsible for guidance and oversight of ESG within the organization.
ESG Committee
Our ESG Committee is an executive-sponsored working group charged with implementation and oversight of execution of our ESG strategy. The committee has cross-functional representation from our Operations, Investor Relations and Engineering divisions and meets monthly.

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POLICY ON TRADING, PLEDGING AND HEDGING OF COMPANY STOCK
The Board of Directors adopted an Insider Trading Policy in order to take an active role in the prevention of insider trading violations by our executive officers, non-employee directors, employees and other related individuals. In addition to forbidding the trading of our securities on material nonpublic information, the Insider Trading Policy contains certain provisions on hedging and pledging of our securities, as well as engaging in any other derivative securities transaction, using our securities as collateral for loans, and holding our securities in margin accounts. We believe the Insider Trading Policy is aligned with current market governance best practices and will continue to monitor industry trends on an ongoing basis.
CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted a written code of business conduct and ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The code of business conduct and ethics is available on our website at www.recursion.com. We intend to disclose future amendments to such code, or any waivers of its requirements, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions or our directors on our website identified above or in a current report on Form 8-K. Information contained on the website is not incorporated by reference into this filing.
COMMUNICATION WITH OUR BOARD OF DIRECTORS
Any stockholders or other interested parties desiring to communicate with the Board, or one or more of our directors, may send a letter addressed to the Board of Directors of Recursion Pharmaceuticals, Inc., 41 Rio Grande Street, Salt Lake City, UT 84101 Attn: Secretary. All such letters will be promptly forwarded to the appropriate members of the Board or individual directors, as applicable, by our Secretary. The mailing envelope should contain a clear notation that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters should clearly state whether the intended recipients are all members of the Board or certain specified individual directors.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDE PARTICIPATION
None of the members of our Board of Directors who serve on our Compensation Committee has been an officer or employee of our company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Director Compensation
As further sets forth in the “Directors Compensation Table” below, the following is information regarding compensation earned by or paid to our directors for the fiscal year ended December 31, 2024, other than Christopher Gibson, our Chief Executive Officer, and Najat Khan, our Chief R&D and Commercial Officer, who are also members of our Board of Directors, but do not receive any additional compensation for their service as directors. The compensation of Drs. Gibson and Khan as Named Executive Officers is set forth below under “Executive Compensation-Summary Compensation Table.”
We maintain an Outside Director Compensation Policy (the “Director Compensation Policy”), as most recently amended in March 2025, to provide compensation to the members of the Research and Development Committee and Technology Committee, each of which was established in March 2025. Our Outside Director Compensation Policy provides that all non-employee directors will be entitled to receive the following cash compensation for their services following the effective date of the Outside Director Compensation Policy:
•$35,000 retainer per year for each non-employee director;
•$30,000 retainer per year for the Chair of the Board;
•$20,000 retainer per year for the Chair of the Audit Committee or $10,000 retainer per year for each other member of the Audit Committee;
•$15,000 retainer per year for the Chair of the Compensation Committee or $7,500 retainer per year for each other member of the Compensation Committee;
•$10,000 retainer per year for the chair of the Nominating and Corporate Governance Committee or $5,000 retainer per year for each other member of the Nominating and Corporate Governance Committee;

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•$10,000 retainer per year for the chair of the Research and Development Committee or $5,000 retainer per year for each other member of the Research and Development Committee; and
•$10,000 retainer per year for the chair of the Technology Committee or $5,000 retainer per year for each other member of the Technology Committee.
Each non-employee director who serves as the chair of a committee will receive only the additional annual fee as the chair of the committee and will not receive the additional annual fee as a member of the committee. All cash payments to non-employee directors are paid quarterly in arrears on a prorated basis. Non-employee directors may elect to receive 100% of their annual cash fees in the form of awards of our Class A common stock.
Each non-employee director may elect to convert any cash compensation that s/he would otherwise be entitled to receive under our Outside Director Compensation Policy into an award of restricted stock units covering our Class A common stock (“RSUs”) under our 2021 Equity Incentive Plan (the “2021 Plan”) (each, a “Retainer Award”). If the non-employee director makes this election in accordance with the Outside Director Compensation Policy, the Retainer Award will be granted on the first business day following the date that the corresponding cash compensation otherwise would be paid under the policy, will be fully vested on the grant date and will cover a number of shares of our Class A common stock equal to (A) the aggregate amount of cash compensation otherwise payable to the non-employee director on that date divided by (B) the closing price per share as of the day the grant is made.
In addition to the compensation structure described above, our Outside Director Compensation Policy provides the following equity incentive compensation program for non-employee directors.
Each person who first becomes a non-employee director will receive, on the first trading date on or after the date on which the person first becomes an non-employee director, the following initial awards: (i) an option to purchase a number of shares of our Class A common stock, with such option having a grant date fair value (determined in accordance with GAAP) (a “grant value”) equal to $250,000, rounded to the nearest whole share, and (ii) an award of a number of RSUs having a grant value equal to $250,000, rounded to the nearest RSU. Each initial award will vest as to one-third of the underlying shares on the first three anniversaries of the date the individual became a non-employee director, subject to continued service through each relevant vesting date. If the person was a member of the Board of Directors and also an employee, becoming a non-employee director due to termination of employment will not entitle the non-employee director to an initial award.
On the date of each annual meeting, each non-employee director who is continuing as a director on the date following our annual meeting automatically will be granted the following annual awards: (i) an option to purchase a number of shares of our Class A common stock, with such option having a grant value of $112,500, rounded to the nearest whole share; and (ii) an award of a number of RSUs having a grant value of $112,500, rounded to the nearest whole RSU. If a non-employee director’s initial awards were granted more than 3 months before an annual meeting but within 6 months of that annual meeting, the grant value of each annual award granted to the non-employee director on the date of that annual meeting will be reduced by 50%. If a non-employee director’s initial awards were granted within 3 months before an annual meeting, the non-employee director will not receive any annual awards on the date of that annual meeting. Each annual award will vest on the earlier of the first anniversary of the award’s grant date or the day before the annual stockholder meeting following the date the annual award was granted, in each case subject to continued service through each relevant vesting date.
Each initial award or annual award that is an option will have a term of 10 years and will have an exercise price per share equal to the fair market value of a share of our Class A common stock on the date of grant.
In the event of a change in control of our company, all equity awards granted to a non-employee director (including those granted pursuant to our Outside Director Compensation Policy) will fully vest and become immediately exercisable (if applicable) and, with respect to equity awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable award agreement or other written agreement between the non-employee director and us.
In any fiscal year of ours, no non-employee director may be paid, issued or granted cash compensation and equity awards following the effective date of our director compensation policy with a total value of greater than $850,000 for a non-employee director’s first year of service or $600,000 in any subsequent year, with the value of an equity award based on its grant date fair value for purposes of this limit, or the annual director limit. Any cash compensation paid or equity awards granted to a non-employee director while he or she was an employee or consultant (other than a non-employee director) will not count toward the annual director limit.

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Our Outside Director Compensation Policy also provides for the reimbursement of our non-employee directors for reasonable, customary and documented travel expenses to attend meetings of our Board of Directors and committees of our Board of Directors.
Compensation for our non-employee directors is not limited to the equity awards and payments set forth in our Outside Director Compensation Policy. Our non-employee directors will remain eligible to receive equity awards and cash or other compensation outside of the Outside Director Compensation Policy, as may be provided from time to time at the discretion of our Board of Directors.
Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Zachary Bogue, J.D.(4)	—	—	—	—
Blake Borgeson, Ph.D.(5)	45,752	112,503	136,727	294,983
Zavain Dar(6)	54,997	112,503	136,727	304,278
Robert Hershberg, M.D., Ph.D.(7)	67,250	112,503	136,727	316,481
Dean Li, M.D., Ph.D.(8)	47,500	112,503	136,727	296,731
Franziska Michor, Ph.D.(9)	3,942	249,996	499,169	753,107
R. Martin Chavez, Ph.D.(10)	31,936	—	—	31,936
Terry-Ann Burrell(11)	33,841	112,503	136,727	283,071
1.Amounts represent cash compensation for services rendered during 2024 to each board member. All but Ms. Burrell and Drs. Borgeson and Hershberg chose to take these fees in the form of fully-vested stock awards with a grant value equal to the amounts listed in this column.
2.Amounts shown reflect the grant date fair value of awards of restricted stock units granted during 2024 other than the fully-vested stock grants made as payout of the cash compensation described in footnote (1) to this table.
3.Amounts shown reflect the grant date fair value of stock option awards granted during 2024. The grant date fair value was computed in accordance with FASB ASC Topic 718, disregarding the effect of estimated forfeitures related to service-based vesting. These amounts reflect the accounting cost for the stock options and do not correspond to the actual economic value that may be received by the director upon exercise of the stock options or any sale of any of the underlying shares. The assumptions used in calculating the grant-date fair value of the awards reported in this column are set forth in “Note 2—Summary of Significant Accounting Policies—Stock-Based Compensation” to our audited financial statements included in our Annual Report filed on Form 10-K.
4.Mr. Bogue waived his right to receive his annual retainer fees and annual stock awards under our Outside Director Compensation Policy at our 2024 Annual Meeting of Stockholders.
5.As of December 31, 2024, Dr. Borgeson held (i) options to purchase a total of 100,207 shares of our Class A common stock and (ii) restricted stock units covering a total of 13,097 shares of our Class A common stock.
6.As of December 31, 2024, Mr. Dar held (i) options to purchase a total of 87,707 shares of our Class A common stock and (ii) restricted stock units covering a total of 13,097 shares of our Class A common stock.
7.As of December 31, 2024, Dr. Hershberg held (i) options to purchase a total of 625,207 shares of our Class A common stock and (ii) restricted stock units covering a total of 13,097 shares of our Class A common stock.
8.As of December 31, 2024, Dr. Li held (i) options to purchase a total of 115,485 shares of our Class A common stock and (ii) restricted stock units covering a total of 13,097 shares of our Class A common stock.
9.Dr. Michor was appointed to the Board on November 20, 2024. As of December 31, 2024, Dr. Michor held (i) options to purchase a total of 146,431 shares of our Class A common stock and (ii) restricted stock units covering a total of 74,419 shares of our Class A common stock.
10.Dr. Chavez resigned from the Board effective June 3, 2024. As of December 31, 2024, Dr. Chavez held options to purchase a total of 525,000 shares of our Class A common stock.
11.Ms. Burrell resigned from the Board effective August 12, 2024.

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Proposal 1
Election of Directors
The Board of Directors currently consists of eight members and is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of Directors, and each class has a three-year term. At each annual meeting of stockholders, the successors to Directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. The members of the classes are divided as follows:

CLASS I DIRECTORS Zachary Bogue, Zavain Dar, and Robert Hershberg, and their terms will expire at the Annual Meeting;	CLASS II DIRECTORS Franziska Michor, Christopher Gibson, and Najat Khan, and their terms will expire at the annual meeting of stockholders to be held in 2026; and	CLASS III DIRECTORS Blake Borgeson, Dean Li, Namandjé Bumpus, and Elaine Sun, and their terms will expire at the annual meeting of stockholders to be held in 2027.
Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the Board of Directors may be filled only with persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. The Board of Directors is divided into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of the Company.
Each of Zachary Bogue, Zavain Dar, and Robert Hershberg is currently a member of the Board of Directors and, at the recommendation of our Nominating and Corporate Governance Committee, has been nominated for re-election to serve as a Class I director. Each of these nominees has agreed to stand for re-election at the Annual Meeting. Our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, each of these nominees would serve until the annual meeting of stockholders to be held in 2028 and until his or her successor has been duly elected and qualified, or until the director’s earlier death, resignation, or removal.
Directors are elected by a plurality of the votes of the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted if authority to do so is not withheld for the election of the nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Board of Directors.

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TABLE OF CONTENTS |
NOMINEES FOR ELECTION AS CLASS I DIRECTORS
The following table and narrative information identifies our director nominees, and sets forth their principal occupation and business experience during the last five years and their ages as of April 21, 2025.

Name	Committee Membership	Director Since	Age
Zachary Bogue, J.D.	Compensation; and Corporate Social Responsibility	2018	49
Zavain Dar	Audit; Nominating and Corporate Governance; Technology; Strategic Transactions and Finance; Corporate Social Responsibility; and Pricing	2016	36
Robert Hershberg, M.D., Ph.D.	Compensation; Research and Development; Strategic Transactions and Finance; and Pricing	2020	62

Zachary Bogue, J.D.

COMMITTEE MEMBERSHIP Compensation Corporate Social Responsibility DIRECTOR SINCE 2018 AGE 49
Zachary Bogue, J.D., has served as a member of our Board since August 2018. Mr. Bogue brings to bear two decades of experience in Silicon Valley as an entrepreneur, venture capitalist, attorney, and angel investor. Mr. Bogue co-founded DCVC, and he continues to serve as its Co-Managing Partner. Mr. Bogue led DCVC’s significant investments in Freenome, Relation Therapeutics, Planet Labs, Tala, Oklo, CH4 Global and Insight M. Prior to co-founding DCVC, Mr. Bogue was an entrepreneur, founding three companies in Silicon Valley and an angel investor, with early investments in companies like Block (SQ) and Uber Technologies (UBER). In 2015, the World Economic Forum named Mr. Bogue a Young Global Leader in recognition of his leadership at the intersection of transformative technology and urgent global issues, and he is active in the Davos community. Mr. Bogue graduated with honors from Harvard University in Environmental Science and Public Policy and earned his J.D. with honors from Georgetown Law School. Our Board believes Mr. Bogue is qualified to serve on our Board because of his technical background and his knowledge of and perspective on the Company.

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Zavain Dar

COMMITTEE MEMBERSHIP Audit Nominating and Corporate Governance Technology Strategic Transaction and Finance Corporate Social Responsibility Pricing DIRECTOR SINCE 2016 AGE 36
Zavain Dar has served as a member of our Board since September 2016. Mr. Dar is currently a Founder and Managing Partner of Dimension, a technology and life science investment firm, a position he has held since March 2022. At Dimension, Mr. Dar invests in the union of cutting-edge biotech and software. Prior to founding Dimension, Zavain was a General Partner at Lux Captial, a tech venture firm, from 2014 to 2022, where he invested in companies leveraging machine learning and AI to augment and replace physical-world functions including biology, language, manufacturing, and analysis. Prior, Mr. Dar was a founder and computer scientist. At Discovery Engine (acquired by Twitter) he engineered machine learning and AI systems across a proprietary distributed computing framework to build web-scale ranking algorithms. Mr. Dar has a B.S. in Symbolic Systems and a M.S. in Theoretical Computer Science from Stanford University where he was a researcher in Stanford’s AI Lab and a Lecturer in the Symbolic Systems Department. Our Board believes Mr. Dar is qualified to serve on our Board because of his technical background and his knowledge of and perspective on the Company.

Robert Hershberg, M.D., Ph.D.

COMMITTEE MEMBERSHIP Compensation Research and Development Strategic Transactions and Finance Pricing DIRECTOR SINCE 2020 AGE 62
Robert Hershberg, M.D., Ph.D., has served as a member of our Board since March 2020. He currently serves as the President, Chief Executive Officer and Chairman of the Board of Directors of HilleVax, Inc, a position he has held since March 2020. He has been a Venture Partner at Frazier Healthcare Partners since March 2020. Formerly, from April 2017 to March 2020, Dr. Hershberg was the executive vice president and head of business development and global alliances at Celgene (acquired by Bristol-Myers Squibb in 2019). He was employed in positions of ascending responsibility at Celgene since joining the company in 2014, including his role as Chief Scientific Officer from January 2016 to March 2020. Before Celgene, he served several roles at VentiRx Pharmaceuticals, a clinical-stage biopharmaceutical company which he co-founded in 2006 and was Chief Executive Officer from September 2012 until the company’s acquisition by Celgene in February 2017. Dr. Hershberg currently serves on the board of directors of Adaptive Biotechnology (Nasdaq: ADPT), Cajal Neuroscience, and Vesto Therapeutics. He previously served on the boards of directors of Nanostring Technologies, Inc. (Nasdaq: NSTG) from 2015 to April 2022, Silverback Therapeutics (Nasdaq: SBTX) from 2017 to November 2022, and Fate Therapeutics (Nasdaq: FATE) from 2020 to June 2024. He also serves on the scientific advisory board of Danaher (Nasdaq: DNHR). He holds a Ph.D. in biology from the University of California, San Diego’s Affiliated Ph.D. program with the Salk Institute and an M.D. and a B.A. from the University of California, Los Angeles, completed under the Medical Scientist Training Program (MSTP). Our Board believes that Dr. Hershberg is qualified to serve on our Board because of his scientific background, his senior management experience in the pharmaceutical industry, and his knowledge of and perspective on the Company.

✓
The Board of Directors recommends voting “FOR” the election of Zachary Bogue, Zavain Dar, and Robert Hershberg as the Class I Directors, to serve for a three-year term ending at the annual meeting of stockholders to be held in 2028.

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TABLE OF CONTENTS |
DIRECTORS CONTINUING IN OFFICE
The following table and narrative information identifies our directors continuing in office, and sets forth their principal occupation and business experience during the last five years and their ages as of April 21, 2025.

Name	Committee Membership	Director Since	Age
Franziska Michor, Ph.D.	Research and Development; and Technology	2024	42
Christopher Gibson, Ph.D.	Corporate Social Responsibility; Strategic Transactions and Finance; Pricing	2013	42
Najat Khan, Ph.D.	—	2024	41
Blake Borgeson, Ph.D.	Audit; Nominating and Corporate Governance; Technology; and Corporate Social Responsibility	2013	43
Dean Y. Li, M.D., Ph.D.	Research and Development	2013	63
Namandjé Bumpus, Ph.D.	Nominating and Corporate Governance; Research and Development; and Technology	2025	44
Elaine Sun	Audit; and Compensation	2025	54
CLASS II DIRECTORS
(Term Expires at the 2026 Annual Meeting of Stockholders)

Franziska Michor, Ph.D.

COMMITTEE MEMBERSHIP Research and Development Technology DIRECTOR SINCE 2024 AGE 42
Franziska Michor, Ph.D., has served as a member of our Board since November 2024. Dr. Michor is the Charles A. Dana Chair in Human Cancer Genetics at the Dana-Farber Cancer Institute and a Professor of Computational Biology and of Stem Cell and Regenerative Biology at Harvard University. Dr. Michor obtained her undergraduate training in mathematics and molecular biology from the University of Vienna, Austria, and her PhD from the Department of Organismic and Evolutionary Biology at Harvard University. Afterwards, she was awarded a fellowship from the Harvard Society of Fellows. From 2007 until 2010, she was an Assistant Professor in the Computational Biology Program at Memorial Sloan-Kettering Cancer Center. Dr. Michor is the director of the Dana-Farber Cancer Institute Center for Cancer Evolution. She has been the recipient of the Theodosius Dobzhansky Prize of the Society for the Study of Evolution, the Alice Hamilton Award, the Vilcek Prize for Creative Promise in Biomedical Science, the 36th Annual AACR Award for Outstanding Achievement in Cancer Research, and others. Dr. Michor’s laboratory investigates the evolutionary dynamics of cancer initiation, progression, response to therapy, and emergence of resistance. Our Board believes Dr. Michor is qualified to serve on our Board because of her expertise in oncology and computational biology.

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Christopher Gibson, Ph.D.

COMMITTEE MEMBERSHIP Corporate Social Responsibility Strategic Transactions and Finance Pricing DIRECTOR SINCE 2013 AGE 42
Christopher Gibson, Ph.D., is our co-founder, Chief Executive Officer and President. Previously, Dr. Gibson was an M.D./Ph.D. student at the University of Utah. After obtaining his Ph.D., he withdrew from medical school to found Recursion. He has undergraduate degrees in bioengineering (B.S.) and managerial studies (B.A.) from Rice University. Dr. Gibson is on the Board of Cellino, a private cell-therapy technology company and informally advises dozens of young biotechnology founders. He has served as a Founding Chairman of the Board of BioHive (the Utah life science collective) since November 2020. He also serves as a Board member of the Recursion Foundation (our not-for-profit entity seeking to promote corporate social responsibility) since November 2019, through which he is on the Board of Altitude Lab (an incubator/accelerator focused on creating the next generation of diverse biotech founder in Utah) since July 2020. Dr. Gibson is also a Board member of the Salt Lake Tribune, one of the nation’s first not-for-profit newspapers. Dr. Gibson is co-author of more than a dozen peer-reviewed studies in a variety of journals including Nature, Nature Protocols, Circulation, and the Journal of Clinical Investigation. Our Board believes Dr. Gibson is qualified to serve on our Board because of his scientific and technical background and his knowledge of and perspective on the Company.

Najat Khan, Ph.D.

DIRECTOR SINCE 2024 AGE 41
Najat Khan, Ph.D., has served as our Chief Research and Development Officer and Chief Commercial Officer since July 2024 and as a member of our Board since April 2024. Previously, Dr. Khan was the Chief Data Science Officer and Senior Vice President/Global Head, Strategy and Portfolio Organization, R&D, of Johnson and Johnson, which she held from June 2023 to June 2024 and she previously held the following roles with Johnson and Johnson: Chief Data Science Officer and Senior Vice President/Global Head, Strategy and Operations, R&D, from May 2020 to June 2023; Chief Operating Officer, R&D Data Science and Global Head, Strategy and Operations, R&D, from November 2019 to May 2020 and April 2019 to May 2020, respectively; and Head of R&D Strategic Initiatives from March 2018 to March 2019. She was also Co-chair of Johnson and Johnson’s Data Science Council from February 2020 to June 2024. Dr. Khan progressed through several roles of increasing seniority at The Boston Consulting Group, culminating in her positions as Partner within the Healthcare Practice, from August 2011 to February 2018. Dr. Khan has been a member of the Board of Directors of the Alliance for Artificial Intelligence in Healthcare since 2021 and was a Steering Committee member of the White House’s Moonshot CancerX program to enhance outcomes for cancer patients. She is also a founding member and co-chair of Data Science in Industry Roundtable (DISRUPT), a business-focused forum dedicated to driving impact using Data Science, since January 2023. Dr. Khan holds a Ph.D. in Organic Chemistry with a focus in Computational Chemistry from the University of Pennsylvania and a B.S. in Computational Chemistry from Colgate University with a minor in Economics/Business. Our Board believes Dr. Khan is qualified to serve on our Board because of her extensive experience in drug discovery, development, commercialization, Data Science and AI, as well as life sciences business leadership.

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TABLE OF CONTENTS |
CLASS III DIRECTORS
(Term Expires at the 2027 Annual Meeting of Stockholders)

Blake Borgeson, Ph.D.

COMMITTEE MEMBERSHIP Audit Nominating and Corporate Governance Technology Corporate Social Responsibility DIRECTOR SINCE 2013 AGE 43
Blake Borgeson, Ph.D., a co-founder of the Company, has served as a member of our Board since the company’s founding in November 2013, and served as our Chief Technical Officer from November 2013 to July 2018. Dr. Borgeson earned a B.S. in electrical engineering from Rice University. From 2003 to 2004, Dr. Borgeson worked as a software research intern at M.E. Mueller Institute at Bern, Switzerland, researching and building real-time navigation software for surgical procedures. From 2005 to 2016, he co-founded an e-commerce company, BuildASign.com. In August 2016, Dr. Borgeson was awarded a Ph.D. in biology for his bioinformatics work at UT Austin. Dr. Borgeson has served on the board of the Machine Intelligence Research Institute in Berkeley since September 2018, which focuses on doing foundational mathematical research to ensure smarter-than-human artificial intelligence has a positive impact. Our Board believes Dr. Borgeson is qualified to serve on our Board because of his technical background and his knowledge of and perspective on the Company.

Dean Y. Li, M.D., Ph.D.

COMMITTEE MEMBERSHIP Research and Development DIRECTOR SINCE 2013 AGE 63
Dean Y. Li, M.D., Ph.D., a co-founder of the Company, has served as a member of our Board since its founding in November 2013. Dr. Li has served as Executive Vice President and President, Merck Research Laboratories since January 2021. Dr. Li previously served as Senior Vice President of Discovery Sciences and Translational Medicine, Merck Research Laboratories from November 2018 to December 2020. He joined Merck in February 2017 as Vice President and Head of Translational Medicine. Before joining Merck, Dr. Li was conducting medical research at the University of Utah from July 1994 to March 2017. During his time at the university, he co-founded multiple biotech companies stemming from research from his laboratory, including Recursion, Hydra Biosciences and Navigen Pharmaceuticals. Dr. Li served as the H.A. & Edna Benning Professor of Medicine and Cardiology, the vice-dean of research at the University of Utah Health Science Center, and as the chief scientific officer of University of Utah Health Care. Dr. Li also served as interim chief executive officer of Associated Regional University Pathologists, the nation’s third-largest clinical reference laboratory, from June 2015 to August 2016. Dr. Li trained at Washington University in Saint Louis before moving to the University of Utah to work as a post-doctoral scientist in the laboratory of Mark Keating. Dr. Li holds an M.D. and a Ph.D. from Washington University School of Medicine in St. Louis and a B.S. in Chemistry from The University of Chicago. Our Board believes Dr. Li is qualified to serve on our Board because of his scientific background, his senior management experience in the pharmaceutical industry, and his knowledge of perspective on the Company.

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Namandjé Bumpus, Ph.D.

COMMITTEE MEMBERSHIP Nominating and Corporate Governance Research and Development Technology DIRECTOR SINCE 2025 AGE 44
Namandjé Bumpus, Ph.D., has served as a member of our Board since March 2025. Dr. Bumpus served as the FDA’s Principal Deputy Commissioner from February 2024 until December 2024. She began her career at the FDA as Chief Scientist in August 2022 before being promoted to Principal Deputy Commissioner. As Principal Deputy Commissioner, she oversaw the agency’s operations and worked closely with the FDA Commissioner to develop and implement key public health initiatives. Prior to joining the FDA, Dr. Bumpus was on the faculty at Johns Hopkins from 2010 to 2022, where she rose through the ranks to ultimately serve as the E.K. Marshall and Thomas H. Maren Professor and chair of the Department of Pharmacology and Molecular Sciences at the Johns Hopkins University School of Medicine from 2020 to 2022. At Hopkins, Dr. Bumpus also served as associate dean for basic research. Her research expertise is in pharmacology, pharmacogenetics, and bioanalytical chemistry. Prior to becoming a faculty member at Hopkins, she completed a postdoctoral fellowship at The Scripps Research Institute in La Jolla, CA. Dr. Bumpus earned a Ph.D. in pharmacology from the University of Michigan and a bachelor’s degree in Biology from Occidental College. She is an elected fellow of the American Association for the Advancement of Science and a member of the National Academy of Medicine. Our Board believes Dr. Bumpus is qualified to serve on our Board because of her research experience in pharmacology, pharmacogenetics, and bioanalytical chemistry, as well as her regulatory experience.

Elaine Sun, M.B.A.

COMMITTEE MEMBERSHIP Audit Compensation DIRECTOR SINCE 2025 AGE 54
Elaine Sun, M.B.A., has served as a member of our Board since March 2025. Ms. Sun has served as Chief Financial Officer and Chief Operating Officer of Mammoth Biosciences, Inc., a CRISPR gene editing company, since March 2022. Previously, she served as Senior Vice President and Chief Financial Officer of Halozyme Therapeutics, Inc., a public commercial-stage biotechnology company, from March 2020 to February 2022. Prior to joining Halozyme, Ms. Sun served in senior management positions at SutroVax, Inc. (now known as Vaxcyte, Inc., a publicly traded life sciences company specializing in developing novel vaccines) from January 2017 to December 2019, most recently serving as Chief Financial Officer and Chief Strategy Officer. Previously, Ms. Sun served as Managing Director and Head of West Coast Healthcare for Evercore Partners and Managing Director at Merrill Lynch & Co., Inc., advising pharmaceutical, biotechnology and medical device companies on M&A and corporate finance transactions. She currently serves on the Board of Directors of Dynavax Technologies Corporation, a publicly traded, commercial-stage biopharmaceutical company focused on developing vaccines, a position she has held since December 2021. Ms. Sun received her M.B.A. degree from Harvard Business School and her B.A. degree from Wellesley College. Our Board believes Ms. Sun is qualified to serve on our Board because of her financial expertise and extensive operational experience in the biotechnology industry.

FAMILY RELATIONSHIPS
There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.

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Recursion

PROPOSAL 2

Advisory Vote to Approve Executive Compensation

ACell
PRECISE AUTOMATION

Proposal 2
Advisory Vote to Approve Executive Compensation
Section 14A of the Exchange Act requires U.S. public corporations to provide for an advisory (non-binding) vote on executive compensation (the “Say-on-Pay”). As discussed in more detail in our Compensation Discussion and Analysis (“CD&A”) and the accompanying tables and narrative, the Company has designed its executive compensation program to align executives' interests with those of our stockholders; reinforce a strong pay-for-performance culture; and recruit, retain and motivate top talent required to achieve our corporate goals and strategy. We believe that our compensation policies and practices promote a pay-for-performance philosophy and, as such, are aligned with the interests of our stockholders.
We urge stockholders to read the below CD&A and the compensation tables and related narrative, which describe in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives. Our Compensation Committee and the Board of Directors believe that our compensation policies and practices are effective in implementing our compensation philosophy and in helping us achieve our strategic goals.
The Board endorses the Company’s executive compensation program and recommends that the shareholders vote in favor of the following resolution:
RESOLVED, that the compensation paid to the Company’s Named Executive Officers as disclosed in this Proxy Statement in the CD&A, the compensation tables and related narrative discussion, is hereby approved.
Because your vote is advisory, it will not be binding upon the Compensation Committee or the Board. However, we value our stockholders’ opinions, and we will consider the outcome of the vote when determining future executive compensation arrangements.

✓	The Board of Directors recommends voting “FOR” the advisory vote to approve executive compensation on Proposal No. 2.

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TABLE OF CONTENTS |
Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program during fiscal year 2024, including our executive compensation policies and practices, how and why the Compensation Committee arrived at the compensation decisions for our Named Executive Officers, and the key factors the Compensation Committee considered in making those decisions.
Our Named Executive Officers (the “Named Executive Officers,” or “NEOs”), are:
•Christopher Gibson, our Chief Executive Officer;
•Ben Taylor, our Chief Financial Officer and President of Recursion UK1;
•Najat Khan, our Chief Research and Development Officer and Chief Commercial Officer2;
•David Mauro, our Chief Medical Officer3;
•Tina Marriott, our Executive Advisor and former President and Chief Operating Officer4; and
•Michael Secora, our former Chief Financial Officer5.
Executive Summary
2024 COMPENSATION HIGHLIGHTS
Our fiscal year 2024 compensation plans and payouts for our Named Executive Officers reflect our overarching philosophy of pay-for-performance. Highlights of our compensation program include:
•Competitive salary increases: Average increase for continuing NEOs was 6.5% from 2023 to 2024.
•Emphasis on Long-Term Equity Awards: A majority of the compensation granted to our Named Executive Officers was delivered in the form of stock options and RSUs with 4-year vesting.
•Rigorous Annual Incentive Goals: We set goals to drive performance and align with stockholder values, with a payout of 80% of target in 2024.
Compensation Philosophy and Objectives
Our mission is to Decode Biology to Radically Improve Lives. It is purposefully audacious, expansive and impactful. We are capitalizing on the once-in-a-lifetime near simultaneous convergence of exponential improvements in diverse areas of science and technology that will make this the century of biology. Our compensation philosophy is intended to:
•Recruit, retain and motivate exceptional talent to help us achieve our goals;
•Align the interests of our executives with those of our stockholders;
•Reinforce a strong pay-for-performance culture;
•Balance short- and long-term corporate goals and strategy; and
•Equity and fairness in decision-making.
1 Ben Taylor joined the Company on November 20, 2024, upon the closing of the business combination with Exscientia, plc.
2 Najat Khan, also a member of the Board of Directors, joined the Company as an executive officer on July 1, 2024. She joined the Board of Directors on April 15, 2024. She receives no additional compensation for her service on the Board.
3 David Mauro was no longer classified as an “executive officer” as of November 20, 2024.
4 Tina Marriott transitioned to the role of Executive Advisor on November 20, 2024.
5 Michael Secora transitioned to the role of Executive Advisor on November 20, 2024 and departed the Company on December 31, 2024.

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We seek to achieve these objectives by providing compensation that is competitive with the practices of companies in our peer group and the broader market for executive talent, with individual pay decisions approved in the context of both Company and individual performance.
In addition, the Compensation Committee seeks to ensure that we maintain sound governance and compensation policies and practices. In designing and overseeing our executive compensation program, we strive to employ best practices and regularly assess our policies and practices.

What we do

A significant portion of our executive compensation program is not guaranteed and is dependent upon stock price appreciation or variable, at-risk pay components

Prior to making executive compensation decisions we review peer company compensation data

Accelerated vesting of equity awards held by our Named Executive Officers requires both a change in control of the Company plus a qualifying termination of employment

We provide modest perquisites, providing only those that have a sound value to our business

Our Named Executive Officers participate in broad-based company-sponsored benefits programs on the same basis as our other full-time, salaried employees

We ensure that short-term incentives cap payouts

We seek third party executive compensation advice for the Committee from an independent consulting firm that does not perform any other services for our Company

What we don’t do

We do not provide tax gross-ups related to change in control

Named Executive Officers may not directly or indirectly pledge Recursion common stock as collateral for any obligation, except in limited circumstances with approval by the Head of Legal, in consultation with our Board of Directors or an independent committee of our Board of Directors

Named Executive Officers may not directly or indirectly engage in transactions intended to hedge or offset the market value of Recursion common stock owned by them

We do not provide guaranteed bonuses to our executive officers

In assessing the competitiveness of our compensation program, we reference the range of competitive market data and establish individual pay levels for Named Executive Officers that reflect a variety of considerations, including individual and company performance, scope of responsibilities, criticality of position, retention considerations and internal equity considerations.

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Executive Compensation Program Design
Our Compensation Committee believes that executive compensation should be linked to our overall and individual performance, strategic success, and stockholder returns. Our Compensation Committee evaluates our compensation philosophy and executive compensation program annually to ensure that our programs remain competitive relative to our market for executive talent and are aligned with Recursion’s strategic objectives.
To support our compensation objectives and reinforce our pay-for-performance culture, a majority of total direct compensation for our Named Executive Officers is awarded in the form of performance-based short-term incentives and long-term incentive equity compensation. The table below summarizes the material elements of our executive compensation program during fiscal 2024.

Compensation Element	Overview	Purpose

Base Salary	Base salaries provide a fixed level of compensation informed by our market peer group and individual performance.	Designed to attract and retain highly talented executives by providing fixed compensation amounts that are competitive in the market and reward performance.

Short-Term Incentive	The determination of annual cash incentives for executives reflects achievement of Company objectives reviewed by our Compensation Committee and approved by our Board of Directors.

	In addition, we also provide short-term equity compensation in the form of fully vested equity awards with an intended value equivalent to the amount of annual cash incentives earned.	Designed to motivate our executives to achieve short-term objectives while making progress towards longer-term value creation.

Long-Term Incentive Equity	Executives received a mix of stock options and RSUs that generally vest over four-years.	Designed to align the interests of our executives and stockholders by motivating executives to create sustainable long-term stockholder value.

Benefits	We offer competitive benefits, as well as participation in an employee stock purchase plan.	Designed to align with competitive norms for comparable companies.

As shown below, approximately 93% of the total compensation for our Chief Executive Officer and approximately 91% of the average total compensation for our other, continuing Named Executive Officers was granted in the form of an annual incentive and long-term equity, which the Compensation Committee consider to be strong pay-for-performance pay elements for our current stage of business profile.

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Compensation Decision-Making Process
DETERMINATION OF COMPENSATION
The Compensation Committee’s goal is generally to target elements of compensation within a competitive range, using a balanced approach that does not use rigid percentiles to target pay levels for each compensation element. For fiscal 2024, the Compensation Committee reviewed each element of compensation described below and set the target total direct compensation opportunities of our executive officers after taking into consideration the following factors:
•market data, including practices among companies in our compensation peer group;
•each executive officer’s scope of responsibilities;
•each executive officer’s tenure, skills, experience, and performance;
•internal pay equity across the executive management team;
•our overall performance, taking into consideration achievement of specific, measurable Company objectives;
•the recommendations of our Chief Executive Officer with respect to the compensation of our other executive officers; and
•general market conditions.
The Compensation Committee does not assign relative weights or rankings to any of these factors and does not solely use any quantitative formula, target percentile or multiple for establishing compensation among the executive officers or in relation to the competitive market data.
ROLE OF THE COMMITTEE
The Compensation Committee is responsible for overseeing our executive compensation program and all related policies and practices. The Compensation Committee operates pursuant to a formal written charter approved by our Board, which is available on our website at https://ir.Recursion.com/.
At least annually, the Compensation Committee reviews our executive compensation program and formulates recommendations for the consideration and approval by the Board of the various elements of our Named Executive Officers’ compensation, as well as any employment arrangements with our Named Executive Officers. The Committee is responsible for taking action with respect to compensation that will attract and retain talented executives and support our long-term shareholder value creation with an effective pay-for-performance approach. The Compensation Committee may, from time to time, delegate its authority when appropriate and to the extent permitted by law, regulation, or requirement, including delegating to a subcommittee the authority to grant equity awards to non-officer employees within guidelines established by the Committee.
The Compensation Committee meets regularly during the fiscal year both with and without the presence of our Chief Executive Officer and other executives. The Compensation Committee also discusses compensation issues with our Chief Executive Officer (except with respect to his own compensation) and other members of the Board between its formal meetings.
ROLE OF MANAGEMENT
Our senior human resources and legal executives support the Compensation Committee in designing our executive compensation program and analyzing competitive market practices. In addition, members of management, including our Chief Executive Officer, regularly participate in Compensation Committee meetings to provide input on our compensation philosophy and objectives.
Our Chief Executive Officer also evaluates the performance of our executives and provides recommendations to our Compensation Committee regarding the compensation of our Named Executive Officers (other than with respect to his own compensation). The Compensation Committee reviews and discusses these recommendations and proposals with our Chief Executive Officer and uses them as one factor in determining and approving the compensation for our Named Executive Officers. None of our executives attends any portion of Compensation Committee meetings at which his or her compensation is discussed.

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ROLE OF THE CONSULTANT
The Compensation Committee may engage the services of outside advisors, experts and others to assist the Compensation Committee. During fiscal year 2024, the Compensation Committee retained the services of Compensia as independent executive compensation consultant to advise the Compensation Committee on compensation matters related to the executive and director compensation programs. In fiscal year 2024, Compensia provided the following support:
•assisted in the review and updating of our compensation peer group;
•analyzed the executive compensation levels and practices of the companies in our compensation peer group;
•provided advice with respect to compensation best practices and market trends for our Named Executive Officers and directors;
•assisted with the design of the short-term and long-term incentive compensation plans with appropriate performance goals and targets for our Named Executive Officers and other executives; and,
•provided ad hoc advice and support throughout the year.
Compensia reported to and worked for the Compensation Committee. Prior to engaging Compensia, the Compensation Committee considered the specific independence factors adopted by the SEC and the Nasdaq and determined that Compensia is independent and that Compensia's work did not raise any conflicts of interest.
ROLE OF COMPETITIVE MARKET DATA
As part of its annual compensation review process, the Compensation Committee generally reviews competitive market data for positions comparable to those of our Named Executive Officers and other key executives.
In October 2023, the Compensation Committee, with the assistance of Compensia, reviewed our executive compensation peer group. The executive compensation peer group approved by the Compensation Committee to support fiscal 2024 pay decisions was comprised of direct competitors and other platform/drug discovery biotech companies, pre-commercial biotechnology companies, health care technology companies with tools and services supporting drug discovery, and AI and data software companies. Additional factors that were considered in identifying peers included:
•revenue less than approximately $300 million;
•a market capitalization between approximately $540 million and $5.4 billion; and
•headquarters in the United States
Based on these criteria, the Compensation Committee approved the following peer group of 15 companies:

•AbCellera Biologics •Adaptive Biotechnologies •BridgeBio Pharma •C3.ai •Cerence	•Certara •Cytek Biosciences •Editas Medicine •Ginkgo Bioworks •Health Catalyst	•Pacific Biosciences of California •Relay Therapeutics •Rocket Pharmaceuticals •Schrödinger •Twist Bioscience
The Compensation Committee evaluates the peer group annually and modifies the peer group as needed. Given that not all of the peer companies report data for a position comparable to each of our executive officers, the Compensation Committee also reviewed market data from the Radford Global Survey. Our Compensation Committee utilizes market data as one reference point along with various other factors, such as the individual's performance, experience, and competitive market conditions in making compensation decisions. As such, the Compensation Committee does not commit to setting our executive pay levels at any particular percentile of the peer group.

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RISK MANAGEMENT AND ASSESSMENT
The Compensation Committee reviewed a compensation risk assessment conducted independently by Compensia. The assessment focused on the design and application of the Company’s executive compensation programs and whether such programs encourage excessive risk taking by all employees, including executive officers. Based on the outcome of the assessment, the Compensation Committee does not believe its compensation programs and practices are reasonably likely to have a material adverse impact on the Company and do not motivate our executive officers or our non-executive employees to take excessive risks.
STOCKHOLDER ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
At our 2024 Annual Meeting of Stockholders, we held a non-binding, advisory vote on the compensation of our Named Executive Officers (a “Say-on-Pay” vote) and approximately 98% of the votes cast approved our Named Executive Officers’ compensation for fiscal 2023. Our Board of Directors and Compensation Committee consider the result of the Say-on-Pay vote in determining the compensation of our executive officers. Based on the strong level of support for our executive compensation program demonstrated by the result of last year’s Say-on-Pay vote, among other factors, the Board of Directors and the Compensation Committee determined to continue to focus on incentivizing the Named Executive Officers and paying for performance for fiscal 2024.
The Board of Directors and the Compensation Committee will continue to consider the result of the Say-on-Pay vote, as well as feedback received throughout the year, when making compensation decisions for our executive officers in the future because we value the opinions of our stockholders.
In addition, consistent with the recommendation of our Board of Directors and the preference of our stockholders as reflected most recently in the non-binding, advisory vote on the frequency of future Say-on-Pay votes held at our 2023 Annual Meeting of Stockholders, we continue to hold an annual Say-on-Pay vote.
Principal Elements of Compensation
BASE SALARY
Base salary is the primary fixed component of our executive compensation program. Base salaries for our executive officers are generally reviewed annually, with any changes in base salary generally effective on the first day of our fiscal year. In fiscal year 2024, the annual base salary rates of our Named Executive Officers were as follows:

Name	2023 Base Salary ($)	2024 Base Salary ($)	% Change
Christopher Gibson	560,000	600,000	7.1
Ben Taylor[1]	—	501,960	—
Najat Khan[2]	—	570,000	—
David Mauro	520,000	525,000	1.0
Tina Marriott	485,000	530,000	9.3
Michael Secora	435,000	475,000	9.2
1.Ben Taylor’s base salary is established in GBP (£), was £340,000 at the time of his appointment, and was increased to £400,000 on December 2, 2024; amount shown is £400,000 salary converted to USD ($) as of December 31, 2024. As Mr. Taylor joined the Company in November 2024, the actual base salary paid to him is set forth below in the “Summary Compensation Table.”
2.As Najat Khan joined the Company as an executive officer in July 2024, the actual base salary paid to her is set forth below in the “Summary Compensation Table.
Base salary adjustments were made after taking into account market data and the additional considerations described above, including the scope of role and individual performance of our Named Executive Officers.

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SHORT-TERM INCENTIVE COMPENSATION
Our short-term incentive compensation program motivates and rewards all our employees, including our executives, for achievements relative to our goals and expectations for each fiscal year. Recursion believes that ambitious goal setting is essential for driving long-term performance and innovation. As such, all internal goals set by the company each year are ‘stretch-assignments’ encouraging our team to adopt new approaches and challenge assumptions to achieve long-term business value and patient impact.
Annual Bonuses
All employees of Recursion, including Named Executive Officers, are eligible for an annual cash bonus of up to 25% of annual salary. In addition, each Named Executive Officer has an additional short-term incentive in the form of fully vested equity award(s) with an intended value equivalent to the amount of annual cash bonus that they earned. Each Named Executive Officer thus has the same potential annual cash bonus (as a percentage of base salary) as all other Recursion employees. This approach is an important part of Recursion’s culture and helps shape our One Recursion approach to achieving corporate goals even at the expense of individual or department goals. At the beginning of each fiscal year, the Board of Directors reviews the strategy for the short-term incentive compensation and approves the goals and targets for the annual short-term incentive for all employees. Following the end of each fiscal year, our Compensation Committee determines the annual bonuses paid to our Named Executive Officers and all Recursion employees based upon our performance relative to our ambitious internal plan and corporate objectives for the year.
Fiscal Year 2024 Target Annual Cash Bonuses
In the first quarter of fiscal 2024, the Board and Compensation Committee reviewed the target annual bonuses of our executive officers, including our Named Executive Officers other than Mr. Taylor and Dr. Khan. The Compensation Committee determined to continue the One Recursion strategy and set all employees’ fiscal 2024 annual cash bonus target at 25%. Mr. Taylor’s and Dr. Khan’s eligibility for the annual cash bonus was negotiated in connection with their assuming their positions and memorialized in each of their offer letters. Dr. Khan’s annual bonus was prorated based on number of days employed with Recursion in 2024. Mr. Taylor’s annual bonus was not prorated given his prior service with Exscientia. The annual cash incentive opportunity for our Named Executive Officers is provided below:

Name	Base Salary ($)	Target Annual Cash Bonus (%)	Target Annual Cash Bonus Opportunity ($)
Christopher Gibson	600,000	25	150,000
Ben Taylor[1]	501,960	25	125,490
Najat Khan	570,000	25	71,836
David Mauro	525,000	25	131,250
Tina Marriott	530,000	25	132,500
Michael Secora[2]	475,000	25	118,750
1.Ben Taylor’s base salary is established in GBP (£) and was £400,000; amount shown is salary converted to USD ($) as of December 31, 2024.
2.Pursuant to the terms of Michael Secora’s separation agreement, Dr. Secora was eligible to receive a bonus amount of $95,000, or 20% of his annual salary, under the 2024 Annual Cash Bonus.
Fiscal Year 2024 Corporate Performance Targets and Results
The annual incentive opportunity of our Named Executive Officers in Fiscal 2024 was tied to the achievement of ambitious but specific business objectives reviewed by our Compensation Committee and approved by our Board of Directors. These objectives are tied to defined, measurable operational and other non-financial goals for the year that we believe are critical for driving long-term shareholder value. Our Compensation Committee and Board of Directors believe that the objectives of the annual incentive program should push our employees beyond their current capabilities, driving performance, innovation, and growth. As such, 100% achievement of these goals may suggest that the company is not pushing itself hard enough. Performance against each objective can be scored up to 100% of target. Our Compensation Committee believes these goals and plan design are rigorous and support a strong emphasis on pay-for-performance throughout our Company. In January 2025, our Board and Compensation Committee evaluated our performance with consideration given to the input of our management team and Chief Executive Officer. Based on this evaluation, the Board and Compensation Committee determined that our performance factor for fiscal 2024 would result in an 80% payout for the year.

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Business Objective	Weighting (%)	Payout Percentage (%)
Demonstrate significant advancements in clinical development	16.67	17
Become the indisputable TechBio partner of choice	16.67	13
Increase the size of our pipeline and the speed at which we advance programs	16.67	13
Build and run the OS to materially change our odds of success	16.67	8
Lead the data & AI revolution that is transforming therapeutic R&D	16.67	16.67
Engage world-class talent and run a global company capable of leading a sector and disrupting an industry	16.67	12
Total	100	80
The Compensation Committee approved a payout equal to 80% of target for the fiscal 2024 bonus payout for plan participants, including our Named Executive Officers, as follows:

Name	Target Annual Cash Bonus (%)	Payout Percentage (%)	Annual Cash Bonus Earned ($)
Christopher Gibson	25	80	120,000
Ben Taylor[1]	25	80	99,392
Najat Khan	25	80	57,468
David Mauro	25	80	105,000
Tina Marriott	25	80	106,000
Michael Secora[2]	25	80	95,000
1.Ben Taylor’s base salary is established in GBP (£) and he was to receive a cash bonus payout of £80,000; amount shown is converted to USD ($) as of January 31, 2025.
2.Pursuant to the terms of Michael Secora’s separation agreement, Dr. Secora was eligible to receive a cash bonus payout of $95,000, or 20% of his annual salary, under the 2024 Annual Cash Bonus.
Fiscal Year 2024 Short-Term Equity Compensation
Each of our Named Executive Officers also received short-term equity compensation in the form of an award of fully vested RSUs, the number of which was calculated by dividing the intended value of the award (which was equal to 80% of target, based on the payout percentage approved by the Compensation Committee described above) by the average closing price per share for the 20 trading days ending on the last trading day immediately preceding the grant date, rounded down to the nearest whole RSU. The number of RSUs that each Named Executive Officer received as short-term equity compensation for 2024 was as follows:

Name	Target Annual Equity Bonus (%)	Payout Percentage (%)	Intended Short-Term Equity Value ($)	Shares Granted (#)
Christopher Gibson	25	80	120,000	16,809
Ben Taylor[1]	25	80	99,392	13,922
Najat Khan	25	80	57,468	8,049
David Mauro	25	80	105,000	14,707
Tina Marriott	25	80	106,000	14,848
Michael Secora[2]	25	80	95,000	14,073
1.Ben Taylor’s base salary is established in GBP (£) and he was to receive a short-term equity bonus payout of £80,000; amount shown is converted to USD ($) as of January 31, 2025.
2.Pursuant to the terms of Michael Secora’s separation agreement, Dr. Secora was eligible to receive a short-term equity bonus payout valued at $95,000, or 20% of his annual salary.

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LONG-TERM INCENTIVE COMPENSATION
We grant annual long-term incentive equity awards with multi-year vesting requirements to incentivize and reward our Named Executive Officers for long-term corporate performance based on the value of our common stock and, thereby, to align the interests of our Named Executive Officers with those of our stockholders. In 2024, the Compensation Committee approved annual equity awards in an equally weighted mix of RSUs and stock options in order to: create a strong and visible link between executive pay and Recursion’s stock price performance, align our executives’ interests with those of our stockholders, incentivize and retain our senior executives, and maintain a long-term incentive program that is competitive with practices at peer companies. The Compensation Committee considers stock options a strong pay-for-performance vehicle as the value of a stock option is limited to the excess of then-current stock price over the exercise price of the option. Stock options also support a long-term perspective as the grants to our named executive officers in fiscal 2024 vest over four years and can be exercised for up to ten years after grant.
The annual equity awards granted to our Named Executive Officers, other than Mr. Taylor and Dr. Khan, were determined by our Compensation Committee in February 2024 after reviewing data from a competitive market analysis prepared Compensia. In addition, our Compensation Committee considers the input of our Chief Executive Officer regarding the individual performance and pay levels for his direct reports. The long-term incentive equity awards to Mr. Taylor and Dr. Khan were granted by the Compensation Committee in December 2024 and July 2024, respectively, and established based on negotiations in connection with their respective appointments.
Fiscal Year 2024 Long-Term Equity Compensation

Name	RSUs Granted (#)	Options Granted (#)	Total Grant Value ($)
Christopher Gibson	333,449	666,898	7,639,317
Ben Taylor(1)	370,343	1,204,425	7,917,932
Najat Khan	496,972	993,944	8,239,796
David Mauro	49,768	99,537	1,140,191
Tina Marriott	223,958	447,917	5,130,884
Michael Secora	174,190	348,380	3,990,693
1.Includes 740,686 options granted on December 19, 2024 and 463,739 options granted on November 20, 2024 in substitution of options previously granted by Exscientia plc, some of which were vested and exerciseable at the time of grant.
The stock options to NEOs other than Mr. Taylor and Dr. Khan vest monthly over four years, subject to the applicable Named Executive Officer’s continued service through the applicable vesting date. The stock options granted to Mr. Taylor on December 19, 2024 vest monthly over four years, subject to his continued service through the applicable vesting date. Of the substitute options granted to Mr. Taylor, 448,521 of the options were vested and exercisable upon the grant date and the remaining 15,218 options vest in equal installments on each of January 1, April 1, and July 1, 2025, subject to his continued service through the applicable vesting date. The stock options granted to Dr. Khan vest as to one-fourth on July 1, 2025, and one forty-eighth monthly thereafter for three years, subject to her continued service through the applicable vesting date.
The RSUs to NEOs other than Dr. Khan vest quarterly over four years, subject to the applicable Named Executive Officer’s continued service through the applicable vesting date. The RSUs granted to Dr. Khan vest as to one-fourth on August 15, 2025, and one-sixteenth every three months thereafter for three years, subject to her continued service through the applicable vesting date.

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Compensation Policies and Practices
INSIDER TRADING POLICY
We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable stock exchange listing requirements. Our Insider Trading Policy governs the purchase, sale and other dispositions of our securities by directors, officers, employees and other covered persons, and with regard to trading in our own securities, it is our policy to comply with federal securities laws and the applicable exchange listing requirements. The Insider Trading Policy is included as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Under our Insider Trading Policy, we prohibit our employees, including our NEOs, and Board members, from hedging the risk associated with ownership of shares of Recursion common stock and other securities.
In addition, under our Insider Trading Policy, we prohibit our NEOs and directors from pledging any Recursion securities as collateral for a loan except in limited circumstances with approval by the Chief Legal Officer, in consultation with our Board of Directors or an independent committee of our Board of Directors.
CLAWBACK POLICY
In 2023, we adopted a Compensation Recovery Policy, which is intended to comply with the requirements of Nasdaq Rule 5608, implementing Rule 10D-1 of the Exchange Act. In the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, the Company will recover, on a reasonably prompt basis, the excess incentive-based compensation received by any covered executive, including our NEOs, during the prior three completed fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements.
EQUITY GRANT POLICY AND TIMING OF EQUITY GRANTS
Our Compensation Committee, in consultation with management, Compensia, and legal counsel, has adopted the following practices on equity compensation awards:
•Annual awards of equity compensation are made to the executive team, including NEOs, on or about February 1 each year. These awards include stock options and RSUs. In granting the awards, the Compensation Committee determines a dollar value of the awards and the number of shares are then determined by dividing that value by the average closing price per share for the 20 trading days ending on the last trading day immediately preceding the grant date. The Compensation Committee does take material nonpublic information into account when determining the timing and terms of such awards and, if it determines such material nonpublic information was likely to be announced in the near future, would consider postponing the grant of awards to allow the market to adjust to disclosure of such information before determining the amount and terms of awards.
•All awards of equity compensation to non-employee directors are made pursuant to the Director Compensation Policy, which provides that grants of stock options and RSUs are made automatically (i) on the date (or next trading day) of a new director’s appointment or election; and (ii) annually on the date of the Annual Meeting of Stockholders. Because these grants are self-effectuating, the Compensation Committee has no discretion as to when the grants are made.
401(k) PLAN
We maintain a 401(k) retirement savings plan for the benefit of our employees, including our Named Executive Officers who remain employed with us, and who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Code, on a pre-tax or after-tax (Roth) basis, through contributions to the 401(k) plan. The 401(k) plan authorizes employer safe harbor contributions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those pre-tax contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan.

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PERQUISITES
We generally provide only modest perquisites to our NEOs, providing only those that add sound value to our business. While we do not view perquisites as a significant element of our executive compensation program, we do believe that they can be useful in attracting, motivating, and retaining the executive talent for which we compete. We also believe in the value of onsite interaction for our teams, and therefore we cover travel and lodging expenses for all employees, including NEOs, to travel to our headquarters in Salt Lake City and other facilities as appropriate. In June 2023, the Compensation Committee approved providing Company-leased apartments within walking distance of our headquarters to offset hotel costs for the Company, as well as travel expenses and related tax gross-ups for NEOs who do not live in the Salt Lake City area, including Drs. Khan and Mauro. We describe our perquisites paid to each of the NEOs in the footnotes to the Summary Compensation Table.
Offer Letters and Employment Arrangements
EMPLOYMENT LETTERS
In March 2021, we entered into a new employment letter with each of our Named Executive Officers, other than Drs. Khan and Mauro and Mr. Taylor, that confirmed the then-current terms of their employment, including their base salaries and target annual cash bonuses. The terms of Mr. Taylor’s employment were memorialized in an employment offer letter dated December 2, 2024, the terms of Dr. Khan’s employment were memorialized in an employment offer letter dated July 1, 2024, and the terms of Dr. Mauro’s employment were memorialized in an employment offer letter dated May 19, 2023. Each employment letter does not have a specific term and provides that the Named Executive Officer’s employment is at-will.
In November 2024, Tina Marriott entered into a separation agreement and release of claims (the “Marriott Agreement”) in favor of the Company and other released parties under which she transitioned into a new role as an Executive Advisor for a transition period from November 20, 2024 through August 31, 2025 (or, if earlier, the actual date she separates from the Company) (such date, the “Marriott Separation Date”), during which she is eligible to continue to receive the same monthly base salary and benefits as in effect as of November 20, 2024; the bonus under the Company’s 2024 Bonus Plan that she was entitled to receive, settled 50% in cash and 50% in Company restricted stock units, in each case payable at the same time as the Company’s other senior executive bonus payments under the 2024 Bonus Plan and subject to Ms. Marriott remaining employed through the applicable payment date; and continued vesting of her Company equity awards in accordance with the original vesting schedule, provided that she remains as a service provider through each vesting dates. Pursuant to the terms of the Marriott Agreement, if Ms. Marriott’s employment is terminated prior to August 31, 2025 for any reason other than Cause (as defined in the Severance Plan, described below), then, subject to Ms. Marriott signing and not revoking a supplemental release of claims against the Company and complying with various post-employment obligations (the “Marriott Supplemental Release”), (i) the Company will pay Ms. Marriott the base salary she would have received had she remained employed through August 31, 2025, and (ii) reimbursement of continued health coverage under COBRA for a period of time beginning on her termination of employment until August 31, 2025 (or a taxable lump sum payment in lieu of the COBRA reimbursement). If she timely signs and does not revoke the Marriott Supplemental Release on or following the Marriott Separation Date, Ms. Marriott will receive a lump sum cash payment of five thousand dollars.
Also, in November 2024, Michael Secora transitioned into a new role as an Executive Advisor for a transition period from November 20, 2024 through December 31, 2024, during which he continued to receive the same monthly base salary and benefits as in effect as of November 20, 2024. On January 3, 2025, following his separation from the Company, Dr. Secora entered into a separation agreement and release of claims (the “Secora Agreement”) in favor of the Company and other released parties under which he became entitled to receive the severance benefits under the Company’s Executive Change in Control and Severance Plan and a participation agreement setting forth the terms of the Severance Plan, which included (i) a lump sum payment equal to $356,250 which was equivalent to 9 months of his annual base salary, and (ii) reimbursement of continued health coverage under COBRA for a period of up to 9 months following his separation (or a taxable lump sum payment in lieu of the COBRA reimbursement). In addition, Dr. Secora received a bonus under the Company’s 2024 bonus plan equal to (i) a lump sum cash payment of $95,000, which represents 20% of his annual base salary, and (ii) $95,000, which represents 20% of his annual base salary, payable in Company restricted stock units, which vested on the effective date of the Secora Agreement.
SEVERANCE AND CHANGE IN CONTROL BENEFITS
In March 2021, we adopted an Executive Change in Control and Severance Plan, or our Severance Plan, under which our executive officers and certain other key employees will be eligible to receive severance benefits, as specified in and subject to the employee signing a participation agreement under our Severance Plan. Our Severance Plan became effective on April 15, 2021. The purpose of our Severance Plan is to provide assurances of specified benefits to participants whose employment could be involuntarily terminated under the circumstances described in the Severance Plan, in order to attract, retain, and reward senior level employees.

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Each of our Named Executive Officers that remain employed with us, other than Ms. Marriott, is a participant under our Severance Plan eligible for the rights to the applicable severance payments and benefits, which are described below under the section titled “Potential Payments Upon Termination or Change in Control.”
Ms. Marriott was a participant under our Severance Plan before she transitioned to the role of Executive Advisor in November 2024, at which time she was no longer eligible to participate in the Severance Plan. Any potential payment due to early termination under the Marriott Agreement is described above under the section titled “Employment Letters.” Dr. Secora departed the Company on December 31, 2024, at which time he received the severance benefits under the Company’s Executive Change in Control and Severance Plan, described below under the section titled “Potential Payments Upon Termination or Change in Control.”
In addition, Mr. Taylor’s employment letter provides that Mr. Taylor’s awards of options and restricted stock units (collectively the “Exchanged Awards”) that were received in exchanged for options and restricted stock units of Exscientia in connection with our business combination with Exscientia on November 20, 2024 will continue to remain subject to their existing vesting and other terms and conditions, including that 100% of all of Mr. Taylor’s Exchanged Awards will fully vest if Mr. Taylor’s employment is terminated without “cause” or if he resigns for “good reason” (as such terms are defined in the retention plan Exscientia adopted in connection with the acquisition), in either case, on or before November 20, 2025. Mr. Taylor’s employment letter also requires that Mr. Taylor be provided with three months advance notice prior to his employment being terminated or payment in lieu thereof. In addition, Mr. Taylor is entitled to garden leave under certain circumstances described in the employment letter. If Mr. Taylor receives any garden leave or pay in lieu of notice, such amounts will offset the severance benefits to which he otherwise may be entitled under the Severance Plan.
Tax and Accounting Treatment of Compensation
DEDUCTIBILITY OF EXECUTIVE COMPENSATION
Section 162(m) of the Code, as amended by the Tax Cuts and Jobs Act of 2017, places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.
ACCOUNTING TREATMENT
We account for stock compensation in accordance with the authoritative guidance set forth in FASB ASC Topic 718, which requires companies to measure and recognize the compensation expense for all share-based awards made to employees and directors, including stock options and RSU awards, over the period during which the award recipient is required to perform services in exchange for the award.
Compensation Committee Report
The Compensation Committee submitted the following report:
The Compensation Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with our management. Based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and included into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
THE COMPENSATION COMMITTEE
Robert Hershberg, Chair
Zachary Bogue
Elaine Sun

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Executive Compensation Tables
This section provides an overview of the compensation awarded to, earned by, or paid to our Named Executive Officers in respect of their service to us for the fiscal years ended December 31, 2024, 2023, and 2022.
Summary Compensation Table for 2024, 2023 and 2022
The following table sets forth information regarding the compensation of our Named Executive Officers for the years ended December 31, 2024, December 31, 2023, and December 31, 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non- Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Christopher Gibson, Chief Executive Officer	2024	600,000	—	3,364,500	4,274,816	241,865	18,405(4)	8,499,587
	2023	560,833	—	3,478,140	4,328,352	224,483	21,400	8,613,209
	2022	497,500	—	2,573,043	3,047,682	185,478	12,200	6,315,903
Ben Taylor,(5) Chief Financial Officer	2024	53,392	—	2,255,389	5,662,543	200,327	—	8,171,651
Najat Khan,(6) Chief R&D and Chief Commercial Officer	2024	285,000	500,000(7)	3,647,774	4,592,021	115,824	54,185(8)	9,194,805
David Mauro, Chief Medical Officer	2024	525,000	—	502,159	638,032	211,626	56,773(9)	1,933,590
	2023	303,333	—	1,672,553	2,181,756	121,634	33,190.00	4,312,466
Tina Marriott,(10) Former Chief Operating Officer and President	2024	530,000	—	2,259,736	2,871,148	213,648	19,072(11)	5,893,604
	2023	485,733	—	1,855,872	2,309,529	194,419	22,092	4,867,645
	2022	437,800	—	984,017	1,165,534	163,289	11,600	2,762,240
Michael Secora,(12) Former Chief Financial Officer	2024	475,000	—	1,757,577	2,233,116	—	577,813(13)	5,043,506
	2023	435,583	—	1,730,759	2,153,839	174,369	19,830	4,514,381
	2022	348,250	—	721,107	845,127	129,834	46,104	2,090,422
1.The amounts shown in this column reflect the aggregate grant date fair value of RSUs awarded during the applicable year, calculated in accordance with Financial Accounting Standards Board (“FASB”). Accounting Standards Codification (“ASC”) Topic 718. The grant date fair value does not take into account any estimated forfeitures. These amounts reflect the accounting cost for RSUs and do not correspond to the actual economic value that may be received by our NEOs upon settlement of the RSUs or any sale of any of the underlying shares of Class A common stock. We provide information regarding the assumptions used to calculate the value of all RSUs granted to our NEO’s in “Note 2—Summary of Significant Accounting Policies—Stock-Based Compensation” to our audited financial statements included in our Annual Report filed on Form 10-K.
2.In accordance with SEC rules, the amount in this column reflects the aggregate grant date fair value of stock options granted during the applicable year, calculated in accordance with FASB ASC Topic 718, rather than the amount paid or realized by the NEO. The grant date fair value does not take into account any estimated forfeitures. We provide information regarding the assumptions used to calculate the value of all stock options granted to our NEO’s in “Note 2—Summary of Significant Accounting Policies—Stock-Based Compensation” to our audited financial statements included in our Annual Report filed on Form 10-K.

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3.Represents amounts earned under our 2024 Short-Term Incentive Compensation plan, which consisted of the following cash bonuses and grants of fully-vested restricted stock units to each of our Named Executive Officers in February 2025, which shares of Class A common stock had the following grant date fair values:

Executive Name	Year	Cash Bonus ($)	Restricted Stock Units (#)	Restricted Stock Unit Grant Date Fair Value ($)
Christopher Gibson	2024	120,000	16,809	121,865
Ben Taylor	2024	99,392	13,922	100,935
Najat Khan	2024	57,468	8,049	58,355
David Mauro	2024	105,000	14,707	106,626
Tina Marriott	2024	106,000	14,848	107,648
Our Short-Term Incentive Plan is more fully described in the Compensation Discussion and Analysis under the section titled “Short-Term Incentive Compensation.”
4.The amount consists of $16,667 in matching contributions to our 401(k) plan and $1,738 in short- and long-term disability premiums.
5.Ben Taylor was appointed Chief Financial Officer and President of Recursion UK following the completion of the business combination with Exscientia plc on November 20, 2024. Figures provided include compensation paid to Mr. Taylor by Recursion since that date.
6.Najat Khan was appointed Chief Research and Development Officer and Chief Commercial Officer on July 1, 2024.
7.Pursuant to her offer letter, Dr. Khan received a one-time sign-on bonus of $500,000, payable 60 days following her start date and subject to her continued employment through such date and subject to an obligation to repay or return all or part of such sign-on payments in certain circumstances, including certain separations from service.
8.The amount consists of $27,600 in matching contributions to our 401(k) plan, $721 in short- and long-term disability premiums, $7,848 in travel expenses, and $18,016 for company-provided housing in Salt Lake City.
9.The amount consists of $10,294 in matching contributions to our 401(k) plan, $1,738 in short- and long-term disability premiums, $21,640 in travel expenses, and $23,100 for company-provided housing in Salt Lake City.
10.Effective November 20, 2024, Ms. Marriott transitioned to the role of Executive Advisor.
11.The amount consists of $17,333 in matching contributions to our 401(k) plan and $1,738 in short- and long-term disability premiums.
12.Effective November 20, 2024, Dr. Secora transitioned to the role of Executive Advisor and left the Company effective December 31, 2024.
13.The amount consists of $17,948 in matching contributions to our 401(k) plan, $1,811 in short- and long-term disability premiums, $558,054 in severance benefit (for a description of such benefits, see the section titled “Potential Payments Upon Termination or Change in Control” below.

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Grants of Plan Based Awards Table
The following table sets forth information concerning each grant of an award made to our NEOs during the fiscal year ended December 31, 2024 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received:

Participant Name	Grant Date	Date of Committee Action	Estimated Future Payouts under Non-Equity Incentive Plan Awards ($)(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/share)(4)	Grant Date Fair Value of Stock Awards and Option Awards ($)(5)
Christopher Gibson			300,000
	2/9/2024	2/8/2024		333,449			3,364,500
	2/9/2024	2/8/2024			666,898	10.09	4,274,816
Ben Taylor(6)			250,980
	11/20/2024	11/20/2024			289,837	0.04	1,741,920
	11/20/2024	11/20/2024			92,748	0.06	556,488
	11/20/2024	11/20/2024			81,154	0.14	482,866
	12/19/2024	12/19/2024		370,343			2,255,389
	12/19/2024	12/19/2024			740,686	6.09	2,881,269
Najat Khan			143,671
	8/1/2024	8/1/2024		469,972			3,647,774
	8/1/2024	8/1/2024			993,944	7.34	4,592,021
David Mauro			262,500
	2/9/2024	2/8/2024		49,768			502,159
	2/9/2024	2/8/2024			99,537	10.09	638,032
Tina Marriott			265,000
	2/9/2024	2/8/2024		223,958			2,259,736
	2/9/2024	2/8/2024			447,917	10.09	2,871,148
Michael Secora			237,500
	2/9/2024	2/8/2024		174,190			1,757,577
	2/9/2024	2/8/2024			348,380	10.09	2,233,116
1.The amounts represent the target award opportunity payable to each NEO under our Short-Term Incentive Compensation plan described in “Principal Elements of Compensation — Short-Term Incentive Compensation” above. The Compensation Committee approved the targets under the plan in January 2024. The amounts listed include a cash payout opportunity with a target of 25% of base salary and an equity payout opportunity with a target of 25% of base salary. The actual amounts paid to each NEO for 2024 are provided in the “Summary Compensation Table.” As there are no threshold amounts with respect to these annual cash incentive payments, the column “Threshold ($)” is inapplicable and therefore has been omitted from this table. Payments under the annual cash incentive program were not subject to any maximum limit.

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2.Consists of RSUs granted under our 2021 Equity Incentive Plan. The RSUs are subject to time-based vesting, as described in the footnotes to the “Outstanding Equity Awards at Fiscal Year-End Table” below.
3.Consists of stock options granted under our 2021 Equity Incentive Plan. The stock options are subject to time-based vesting, as described in the footnotes to the “Outstanding Equity Awards at Fiscal Year-End Table” below.
4.The exercise price of these stock options is equal to the closing price of our common stock as reported on the Nasdaq Global Market on the grant date.
5.The amounts reflect the aggregate grant date fair value of stock options and RSUs awarded in 2024, computed in accordance with the provisions of FASB ASC Topic 718 disregarding the effect of estimated forfeitures related to service-based vesting. These amounts reflect the accounting cost for the stock options and RSUs and do not correspond to the actual economic value that may be received by the NEO upon exercise of the stock options, settlement of the RSUs or any sale of any of the underlying shares of common stock. See “Note 2—Summary of Significant Accounting Policies—Stock-Based Compensation” to our audited financial statements included in our Annual Report filed on Form 10-K.
6.The grants made to Ben Taylor on November 20, 2024 were made in substitution for option awards granted by Exscientia plc, prior to the completion of the acquisition.

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Outstanding Equity Awards at 2024 Fiscal Year-End Table
The following table sets forth information concerning outstanding equity awards held by our NEOs as of December 31, 2024.

			Option Awards				Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/share)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)
Christopher Gibson	2/9/2024(2)	2/1/2024	138,930	527,968	10.09	2/9/2034	—	—
	2/9/2024(3)	2/1/2024	—	—	—	—	270,929	1,831,480
	2/1/2023(2)	2/1/2023	372,899	440,701	8.55	2/1/2033	—	—
	2/1/2023(4)	5/15/2023	—	—	—	—	228,825	1,546,857
	2/4/2022(2)	2/4/2022	277,565	121,437	11.40	2/4/2032	—	—
	2/4/2022(5)	2/4/2022	5,436	—	11.40	2/4/2032	—	—
	2/4/2022(6)	5/15/2022	—	—	—	—	65,055	439,772
	12/31/2020(7)	12/31/2020	282,500	—	2.48	12/31/2030	—	—
Ben Taylor	12/19/2024(2)	12/2/2024	—	740,686	6.09
	12/19/2024(8)	12/19/2024	—	—	—	—	370,343	2,503,519
	11/20/2024(9)	11/20/2024	289,837	—	0.04	11/26/2030	—	—
	11/20/2024(10)	11/20/2024	81,154	11,594	0.06	4/2/2031	—	—
	11/20/2024(11)	11/20/2024	65,936	15,218	0.14	7/1/2031	—	—
	11/20/2024(12)	11/20/2024	—	—	—	—	17,666	119,422
	11/20/2024(13)	11/20/2024	—	—	—	—	56,531	382,150
	11/20/2024(14)	11/20/2024	—	—	—	—	102,186	690,777
	11/20/2024(15)	11/20/2024	—	—	—	—	57,481	388,572
	11/20/2024(16)	11/20/2024	—	—	—	—	66,201	447,519
	11/20/2024(17)	11/20/2024	—	—	—	—	81,479	550,798
	11/20/2024(18)	11/20/2024	—	—	—	—	4,831	32,658
Najat Khan	8/1/2024(19)	7/1/2024	—	993,944	7.34	8/1/2034	—	—
	8/1/2024(20)	7/1/2024	—	—	—	—	496,972	3,359,531
David Mauro	2/9/2024(2)	2/1/2024	20,730	78,807	10.09	2/9/2034	—	—
	2/9/2024(3)	2/1/2024	—	—	—	—	40,438	273,361
	6/1/2023(21)	6/1/2023	143,034	238,392	8.77	6/1/2033	—	—
	6/1/2023(22)	6/1/2023	—	—	—	—	131,116	886,344

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			Option Awards				Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/share)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)
Tina Marriott	2/9/2024(2)	2/1/2024	93,310	354,607	10.09	2/9/2034	—	—
	2/9/2024(3)	2/1/2024	—	—	—	—	181,967	1,230,097
	2/1/2023(2)	2/1/2023	198,968	235,154	8.55	2/1/2033	—	—
	2/1/2023(4)	5/15/2023	—	—	—	—	122,099	825,389
	2/4/2022(2)	2/4/2022	112,778	46,448	11.40	2/4/2032	—	—
	2/4/2022(5)	2/4/2022	4,784	—	11.40	2/4/2032	—	—
	2/4/2022(6)	5/15/2022	—	—	—	—	24,880	168,189
	12/31/2020(2)	12/31/2020	150,000	—	2.48	12/31/2030	—	—
	7/23/2018(23)	7/23/2018	440,000	—	1.06	7/23/2028	—	—
Michael Secora	2/9/2024(2)	2/1/2024	72,576	—	10.09	2/9/2034	—	—
	2/1/2023(2)	2/1/2023	185,548	—	8.55	2/1/2033	—	—
	2/4/2022(2)	2/4/2022	82,650	—	11.40	2/4/2032	—	—
	2/4/2022(5)	2/4/2022	3,914	—	11.40	2/4/2032	—	—
	3/4/2020(24)	3/4/2020	344,062	—	2.22	3/4/2030	—	—
1.The amount in this column is calculated by multiplying the number of RSUs by the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2024, which was $6.76.
2.Represents an option to purchase shares of our Class A common stock which vests as to one forty-eighth (1/48th) of the shares subject to the award shall vest one month after the vesting commencement date, and one forty-eighth (1/48th) of the shares subject to the award shall vest each month thereafter.
3.Represents RSUs that vest as to one one-sixteenth (1/16th) of the units subject the RSU beginning May 15, 2024 and every three months thereafter.
4.Represents RSUs that vest as to one one-sixteenth (1/16th) of the units subject the RSU beginning May 15, 2023 and every three months thereafter.
5.Represents an option to purchase shares of our Class A common stock that is fully vested and exercisable on the vesting commencement date pursuant to our 2021 Short-Term Incentive plan.
6.Represents RSUs that vest as to one one-sixteenth (1/16th) of the units subject the RSU beginning May 15, 2022 and every three months thereafter.
7.Represents an option to purchase shares of our Class A common stock which vests as to one forty-eighth (1/48th) of the shares subject to the award shall vest one month after the vesting commencement date, and one forty-eighth (1/48th) of the shares subject to the award shall vest each month thereafter. Under the Equity Exchange Agreement, Dr. Gibson has the right to exchange the shares of Class A common stock received upon exercise of this option for shares of Class B common stock in accordance with the terms of the Equity Exchange Agreement.
8.Represents RSUs that vest as to one one-sixteenth (1/16th) of the units subject the RSU beginning February 15, 2025 and every three months thereafter.
9.Received in substitution for a share option to acquire 375,000 ordinary shares of Exscientia in connection with the business combination. Twenty-five percent of the shares subject to the award vest and become exercisable on November 17, 2021, and the remaining shares subject to the award vest and become exercisable in annual installments over the next three years thereafter.
10.Received in substitution for a share option to acquire 120,000 ordinary shares of Exscientia for $0.0452 per share in connection with the business combination. Twenty-five percent of the shares subject to the award vest and become exercisable on April 3, 2022, and the remaining shares subject to the award vest and become exercisable in quarterly installments over the next three years thereafter.
11.Received in substitution for a share option to acquire 105,000 ordinary shares of Exscientia for $0.101 per share in connection with the Transaction Twenty-five percent of the shares subject to the award vest and become exercisable on July 1, 2022, and the remaining shares subject to the award vest and become exercisable in quarterly installments thereafter
12.Represents RSUs exchanged in connection with the business combination, each RSU representing the right to receive one share of Class A common stock of Recursion. The RSUs vest in equal quarterly installments beginning December 15, 2024 through March 15, 2026.
13.Represents RSUs exchanged in connection with the business combination, each RSU representing the right to receive one share of Class A common stock of Recursion. The RSUs vest on April 1, 2025.
14.Represents RSUs exchanged in connection with the business combination, each RSU representing the right to receive one share of Class A common stock of Recursion. The RSUs vest on April 4, 2026.
15.Represents RSUs exchanged in connection with the business combination, each RSU representing the right to receive one share of Class A common stock of Recursion. The RSUs vest in equal quarterly installments beginning December 15, 2024 through March 15, 2027.
16.Represents RSUs exchanged in connection with the business combination, each RSU representing the right to receive one share of Class A common stock of Recursion. The RSUs vest in equal quarterly installments beginning December 15, 2024 through March 15, 2028.

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17.Represents RSUs exchanged in connection with the business combination, each RSU representing the right to receive one share of Class A common stock of Recursion. The RSUs vest on April 17, 2027.
18.Represents RSUs exchanged in connection with the business combination, each RSU representing the right to receive one share of Class A common stock of Recursion. The RSUs vest on November 20, 2025.
19.Represents RSUs that vest as to one fourth (1/4th) of the units subject to the RSU on August 15, 2025 and one sixteenth (1/16th) every three months thereafter
20.Represents RSUs that vest as to one fourth (1/4th) of the units subject to the RSU on August 15, 2025 and one sixteenth (1/16th) every three months thereafter.
21.Represents an option to purchase shares of our Class A common stock. Twenty-Five percent (25%) of the shares subject to the award vested on June 1, 2024, and one-forty-eighth (1/48th) of the shares subject to the award vest each month thereafter.
22.Represents RSUs that vest as to one fourth (1/4th) of the units subject to the RSU on August 15, 2024 and one sixteenth (1/16th) every three months thereafter.
23.Represents an option to purchase shares of our Class A common stock. Twenty-Five percent (25%) of the shares subject to the award vested on July 16, 2019, and one-forty-eighth (1/48th) of the shares subject to the award vest each month thereafter.
24.Represents an option to purchase shares of our Class A common stock. One forty-eighth (1/48th) of the shares subject to the award vested on April 1, 2020, and one forty-eighth (1/48th) of the shares subject to the award vest each month thereafter.
Option Exercises and Stock Vested
The following table sets forth information with respect to stock awards that vested for, and stock options that were exercised by, each of our NEOs during the year ended December 31, 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Christopher Gibson	132,424	861,131	227,412	2,010,784
Ben Taylor	—	—	15,021	111,689
Najat Khan	—	—	—	—
David Mauro	—	—	74,967	532,677
Tina Marriott	72,000	560,700	125,814	1,110,694
Michael Secora	851,250	5,042,063	106,510	944,429
1.The value realized when the stock options were exercised represents (i) the excess of the closing price of a share of our common stock as reported on the Nasdaq Global Market on the date of exercise over the per share exercise price of the stock option, multiplied by (ii) the number of option shares exercised..
2.The value realized upon vesting of RSUs is calculated by multiplying the number of restricted stock awards or RSUs vested by the closing price market price of a share of our common stock as reported on the Nasdaq Global Market on the vest date.

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Potential Payments Upon Termination or Change In Control
EXECUTIVE CHANGE IN CONTROL AND SEVERANCE PLAN
In March 2021, we adopted an Executive Change in Control and Severance Plan, or our Severance Plan, under which our executive officers and certain other key employees will be eligible to receive severance benefits, as specified in and subject to the employee signing a participation agreement under our Severance Plan. Our Severance Plan became effective on the effective date of the registration statement in April 2021. Our Severance Plan is designed to attract, retain, and reward senior level employees. The severance payments and benefits under the Severance Plan generally are in lieu of any other severance payments and benefits to which a participant was entitled before signing his or her participation agreement, except as specifically provided under the participation agreement.
The Board of Directors has designated each of our executive officers as a participant under our Severance Plan eligible for the rights to the applicable payments and benefits described below. In the event of a “termination” of the employment of an executive officer by us for a reason other than “cause” or the executive officer’s death or “disability” (as such terms are defined in our Severance Plan), that occurs outside the change in control period (as described below), the executive officer will be entitled to the following payments and benefits:
•lump sum payment equal to 9 months (or in the case of Dr. Gibson, 12 months) of the executive officer’s annual base salary; and
•reimbursement, or taxable lump sum payment in lieu of reimbursement, equal to the premium cost of continued health coverage under the Consolidated Omnibus Reconciliation Act of 1985, as amended, or COBRA, for a period of 9 months (or in the case of Dr. Gibson, 12 months).
In the event of a “termination” of the employment by us for a reason other than “cause” or the participant’s death or “disability” or by the participant for “good reason” (as such terms are defined in our Severance Plan), in either case, occurring within a period beginning 3 months prior to and ending 12 months following a “change in control” (as defined in our Severance Plan), the participant will be entitled to the following payments and benefits:
•a lump sum payment equal to (i) 12 months of the participant’s annual base salary, plus (ii) 100% of the participant’s target annual bonus as in effect for the fiscal year in which the change in control qualifying termination of employment occurs, plus (iii) a pro-rata portion of such target annual bonus (based on the number of days the participant worked during the fiscal year in which the change in control qualifying termination occurs divided by the total number of days in such fiscal year);
•reimbursement, or taxable lump sum payment in lieu of reimbursement, equal to the premium cost of continued health coverage under the COBRA for a period of 12 months; and
•100% accelerated vesting of all outstanding equity awards, and, with respect to equity awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels for the relevant performance period(s), unless otherwise determined by the applicable agreement governing the equity award with performance-based vesting.
The receipt of the payments and benefits provided for under the Executive Severance Plan described above is conditioned on the executive officer signing and not revoking a separation and release of claims agreement and such release becoming effective and irrevocable no later than the 60th day following the Named Executive Officer’s involuntary termination of employment, as well as continued compliance with any confidentiality, proprietary information, and inventions agreement applicable to the executive officer.
In addition, if any of the payments or benefits provided for under our Severance Plan or otherwise payable to the executive officer would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, the executive officer will receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to them. Our Severance Plan does not require us to provide any tax gross-up payments to the executive officers.
Ms. Marriott was a participant under our Severance Plan before she transitioned to the role of Executive Advisor in November 2024, at which time she was no longer eligible to participate in the Severance Plan. Any potential payment due to early termination under the Marriott Agreement is provided in the table below and described above under the section titled “Compensation Discussion and Analysis—Employment Letters.”

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With respect to Dr. Secora, who ceased employment with us on December 31, 2024, the table below reflects the severance benefits that Dr. Secora received as a result of such separation.
ESTIMATED PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table provides an estimate of the payments and benefits that would be provided in the circumstances described above for each of the Named Executive Officers, assuming the triggering event took place on December 31, 2024 and based on the closing of our common stock on the Nasdaq Global Select Market on that date, which was $6.76.

	Potential Payable Upon Termination Without Cause, Resignation for Good Reason, or Death or Disability
Name	Without a Change in Control ($)	With a Change in Control ($)
Christopher Gibson
Salary	600,000	600,000
Annual Incentive	—	600,000
Value of Accelerated Vesting	—	3,818,109
Healthcare Benefits	28,132	28,132
Ben Taylor
Salary	376,470	501,960
Annual Incentive	—	501,960
Value of Accelerated Vesting	—	5,790,096
Healthcare Benefits	—	—
Najat Khan
Salary	427,500	570,000
Annual Incentive	—	570,000
Value of Accelerated Vesting	—	3,359,531
Healthcare Benefits	6,893	9,191
David Mauro
Salary	393,750	525,000
Annual Incentive	—	525,000
Value of Accelerated Vesting	—	1,159,705
Healthcare Benefits	18,945	24,660
Tina Marriott
Salary	353,333	—
Annual Incentive	212,000	—
Value of Accelerated Vesting	—	—
Healthcare Benefits	10,523	—
Michael Secora
Salary	356,250	—
Annual Incentive	180,705	—
Value of Accelerated Vesting	—	—
Healthcare Benefits	21,099	—

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Pay Ratio
As required by Item 402(u) of Regulation S-K, we are providing the annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of Chris Gibson, our current CEO. For 2024, the median of the annual total compensation—including salary, bonus, equity, and 401(k) match—of all employees of our Company (other than our CEO) was $300,991, and the total annual compensation of our current CEO, as reported in the Summary Compensation Table in this Proxy Statement, was $8,499,587. Based on this information and using the required calculation methodology defined in Item 402(u) of Regulation S-K, for 2024, the ratio of the annual total compensation of our CEO to our median employee’s annual total compensation was 28 to 1.
We determined our median compensated employee by using base salary, annual bonus, grant date fair value of equity awards granted to employees, and matching contributions to our 401(k) plan in 2024 as our consistently applied compensation measure. We applied this measure to our employee population as of December 31, 2024, which included approximately 535 employees, excluding approximately 300 employees from Exscientia plc, which we acquired in a transaction that closed on November 20, 2024. We calculated the median compensated employee’s 2024 annual total compensation using the same methodology that is used to calculate our CEO’s annual total compensation in the table entitled “Summary Compensation Table.”
Pay Versus Performance

			Average Summary Compensation Table Total For Non-PEO NEOs(3) ($)	Average Compensation Actually Paid to Non-PEO NEOs(2) ($)	Value of Initial fixed $100 investment based on:(4)
Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)			Total Shareholder Return ($)	Peer Group Total Shareholder Return(5) ($)	Net Income ($)
2024	8,499,587	1,906,523	6,047,431	4,949,046	21.60	92.16	(463,661,000)
2023	8,613,209	10,682,869	4,124,633	4,966,948	31.50	92.69	(328,066,000)
2022	6,315,903	(5,833,229)	2,046,760	(4,631,734)	24.63	88.62	(239,476,000)
2021	673,591	21,789,135	647,815	13,678,688	54.73	98.60	(186,479,000)
1.Christopher Gibson was our PEO for each year presented.
2.The amounts shown for “compensation actually paid” have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the PEO or other NEOs. The following table details the applicable adjustments that were made to determine “compensation actually paid”:

	FY 2024
	PEO ($)	Average Non-PEO NEOs ($)
Summary Compensation Table - Total Compensation	8,499,587	6,047,431
(Deduct) Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	7,639,317	5,283,899
(Increase) Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	3,681,458	3,780,118
(Increase/Deduct) Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(2,506,140)	211,240
(Increase) Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year that Vested During Fiscal Year	1,132,894	952,795
(Increase/Deduct) Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions were Satisfied During Fiscal Year	(1,261,959)	(188,640)
(Deduct) Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	569,998
Compensation Actually Paid	1,906,523	4,949,046

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3.The individuals comprising the non-PEO NEOs for 2024 were Ben Taylor, Najat Khan, David Mauro, Tina Marriott, and Michael Secora.
The individuals comprising the non-PEO NEOs for 2023 were Tina Marriott, Michael Secora, David Mauro, and Shafique Virani.
The individuals comprising the non-PEO NEOs for 2022 were Tina Marriott, Michael Secora, Shafique Virani, and Ramona Doyle.
The individuals comprising the non-PEO NEOs for 2021 were Ramona Doyle and Shafique Virani. Although the proxy statement for our 2022 annual meeting of stockholders also identified Tina Marriott and Michael Secora as NEOs, Dr. Doyle and Dr. Virani were our actual non-PEO NEOs for fiscal 2021 because they were the two most highly compensated executive officers other than the PEO who were serving as executive officers at the end of fiscal 2021.
4.Total shareholder return (“TSR”) is calculated assuming $100 was invested in the Company’s common stock or the stock represented by the peer group (as applicable) for the period starting April 16, 2021 (the date on which our common stock first began trading on the Nasdaq Global Select Market) through the end of the listed fiscal year, respectively. The comparisons shown in the graph below are based upon historical data and are not necessarily indicative of future performance.
5.The peer group used for this table is the Nasdaq Biotechnology Index (the “Index”), which we also utilize for the performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2024.
DESCRIPTION OF RELATIONSHIP BETWEEN PEO AND AVERAGE NON-PEO NEO COMPENSATION ACTUALLY PAID AND COMPANY TSR
The following chart sets forth the relationship between “compensation actually paid,” as calculated in accordance with Item 402(v) of Regulation S-K (“Compensation Actually Paid”), to our NEOs and the Company’s TSR over the three most recently completed fiscal years.

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DESCRIPTION OF RELATIONSHIP BETWEEN PEO AND AVERAGE NON-PEO NEO COMPENSATION ACTUALLY PAID AND NET INCOME
The following chart sets forth the relationship between Compensation Actually Paid to our NEOs and our net income during the three most recently completed fiscal years. While we are required to disclosure our net income (loss) for each covered fiscal year, this is not a metric used in our compensation programs at this time.
DESCRIPTION OF RELATIONSHIP BETWEEN COMPANY TSR AND PEER GROUP TSR
The following graph compares the cumulative total returns of Recursion, the Nasdaq Biotechnology Index from our April 16, 2021 closing stock price (the date on which our common stock first began trading on the Nasdaq Global Select Market) through December 31, 2024. This graph assumes $100 was invested and the reinvestment of dividends, if any. The comparisons shown in the graph below are based upon historical data and are not necessarily indicative of future performance.
TABULAR LIST OF FINANCIAL PERFORMANCE MEASURES
The Company does not directly tie any incentive compensation paid to the Company’s Named Executive Officers to any financial performance measures.

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Equity Plan Information
The following table provides information as of December 31, 2024, with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in first column)
Equity compensation plans approved by security holders(2)(3)	34,517,026	5.31	16,167,531
Equity compensation plans not approved by security holders(4)	14,728,698	0.12	9,547,164
Total	49,245,724	3.76	25,714,695
1.The weighted-average exercise price excludes any outstanding RSUs, which have no exercise price.
2.As a result of our IPO and the adoption of 2021 Equity Incentive Plan, or the “2021 Plan”, we no longer grant awards under the 2016 Equity Incentive Plan, or the “2016 Plan”; however, all outstanding awards under the 2016 Plan remain subject to the terms of the 2016 Plan. The shares of Class A common stock available for issuance under the 2021 Plan will be increased by a number of shares of Class A common stock equal to (a) any shares of Class A common stock subject to stock options or similar awards under the 2016 Plan that, on or after the effective date of the registration statement relating to our IPO (the “Registration Date”), expire or otherwise terminate without having been exercised or issued in full, (b) any shares of Class A common stock that, on or after the Registration Date, are tendered to or withheld by us for payment of an exercise price or for tax withholding obligations and (c) any shares of Class A common stock issued pursuant to the 2016 Plan that, on or after the Registration Date, are forfeited to or repurchased by us due to failure to vest. The maximum number of shares of Class A common stock that can be added to the 2021 Plan from the 2016 Plan is 19,479,146.
3.Consists of 8,862,915 shares of our Class A common stock reserved for issuance under our 2021 Plan and 7,304,617 shares of our Class A common stock reserved for issuance under our 2021 Employee Stock Purchase Plan (the “2021 ESPP”). Our 2021 Plan provides that on the first day of each fiscal year, the number of shares of our Class A common stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 16,186,000 shares, (ii) five percent (5%) of the outstanding shares of all classes of our common stock as of the last day of our immediately preceding fiscal year, or (iii) such number of shares of Class A common stock determined by the administrator of our 2021 Plan. Our 2021 ESPP provides that on the first day of each fiscal year, the number of shares of our Class A common stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 3,238,000 shares, (ii) one percent (1%) of the outstanding shares of all classes of our common stock as of the last day of our immediately preceding fiscal year, or (iii) such number of shares of Class A common stock determined by the administrator of our 2021 ESPP. On January 1, 2024, the number of shares of our Class A common stock available for issuance under our 2021 Plan and our 2021 ESPP increased by 11,713,519 and 2,342,704 shares, respectively, pursuant to these provisions.
4.Consists of: (i) common stock subject to stock options issued in relation to the assumption of outstanding options issued by Valence Discovery Inc. and Cyclica Inc., following the acquisition of each in May 2023; (ii) common stock subject to stock options issued in relation to the assumption of outstanding options issued by Exscientia plc, following the acquisition in November 2024; (iii) RSUs issued and outstanding in relation to the assumption of outstanding RSU awards issued by Exscientia plc, following the acquisition in November 2024; and (iv) RSUs issued and outstanding pursuant to the 2024 Recursion Inducement Equity Incentive Plan (the “2024 Inducement Plan”). The number of shares available for future issuance consists of 9,547,164 shares of our Class A common stock reserved for issuance under of 2024 Inducement Plan.

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Proposal 3
Ratification of the Appointment
of PricewaterhouseCoopers LLP
As Recursion Pharmaceuticals’ independent registered public accounting firm for the fiscal year ending December 31, 2025.
Our stockholders are being asked to ratify the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLC (“PwC”) as Recursion Pharmaceuticals’ independent registered public accounting firm for the fiscal year ending December 31, 2025. PwC has served as Recursion Pharmaceuticals’ independent registered public accounting firm since May 2024. Representatives of PwC are expected to be present during the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
The Audit Committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2025. Stockholder approval is not required to appoint PwC as our independent registered public accounting firm. However, the Board of Directors believes that submitting the appointment of PwC to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain PwC. If the selection of PwC is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of our company and its stockholders.
CHANGE IN CERTIFYING ACCOUNTANT
The Audit Committee solicited proposals from several accounting firms to serve as our registered independent accounting firm for the year ending December 31, 2024. As a result of this process, on May 7, 2024, the Audit Committee approved the appointment of PwC as our independent registered public accounting firm and dismissed Ernst & Young LLP (“EY”) as our independent registered public accounting firm, beginning in the second fiscal quarter of 2024. On May 22, 2024, we executed an engagement letter with PwC.
During the two most recent fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through May 22, 2024 preceding the engagement of PwC as our independent registered public accounting firm, neither we nor anyone acting on our behalf consulted PwC regarding any of the matters referred to in Item 304(a)(2) of Regulation S-K.
The audit reports of EY on our consolidated financial statements as of and for the fiscal years ended December 31, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During the two most recent fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through May 7, 2024, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to EY’s satisfaction, would have caused EY to make reference thereto in its reports on the consolidated financial statements for such years. In addition, during our two most recent fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through May 7, 2024, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except that for the year ended December 31, 2023, a material weakness existed in our internal control over financial reporting related to control activities over our processes to estimate costs used to calculate revenue related to our revenue license agreement, which was previously identified by management and disclosed in Item 9A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. EY’s audit report on the effectiveness of internal control over financial reporting for the fiscal year ended December 31, 2023 indicated that we did not maintain effective internal control over financial reporting as of December 31, 2023 because of the effect of such identified material weakness on the achievement of the objectives of the control criteria and containing an explanatory paragraph. This reportable event was discussed among the Audit Committee and EY. The Audit Committee has authorized EY to respond fully to the inquiries of PwC concerning this reportable event.

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PRINCIPAL ACCOUNTANT FEES AND SERVICES
The aggregate fees billed by PwC for the fiscal years ended December 31, 2024 for each of the following categories of services are as follows:

Fiscal Year Ending December 31, 2024
(in thousands)($)
Audit Fees(1)	2,791
Audit – Related Fees	—
Tax Fees	—
All Other Fees(2)	2
Total Fees	2,793
1.Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, reviews of our quarterly condensed consolidated financial statements, and statutory and regulatory filings or engagements.
2.All other fees consist of software subscription fees.
AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES
Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our Audit Committee or the engagement is entered into pursuant to the pre-approval procedure described below.
Requests or applications to provide services that require specific approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and our Chief Financial Officer and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. From time to time, an immediate need may arise for the independent auditor to commence services that require specific approval by the Audit Committee prior to the next scheduled meeting of the Audit Committee. In such instances, the request to provide services is submitted to the Chairperson of the Audit Committee for pre-approval. The Chairperson must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.
During fiscal year 2024, all services provided to us by PwC were pre-approved in accordance with the pre-approval policies and procedures described above.

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Report of the Audit Committee
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, (the “Securities Act”) or the Exchange Act.
We operate in accordance with a written charter adopted by the Board and reviewed annually by the Audit Committee. We are responsible for overseeing the quality and integrity of the Company’s accounting, auditing and financial reporting practices. In accordance with the rules of the SEC and Nasdaq, the Audit Committee is composed entirely of members who are independent, as defined by the listing standards of Nasdaq and the Company’s Corporate Governance Guidelines. Further, the Board has determined that Zachary Bogue, when he was chair of the Audit Committee, and Elaine Sun are audit committee financial experts as defined by the rules of the SEC.
The audit committee met four (4) times during fiscal 2024 with the Company’s management and the Company’s independent registered public accounting firm then engaged, including, but not limited to, meetings held to review and discuss the annual audited and quarterly financial statements and the Company’s earnings press releases.
We believe that we fully discharged our oversight responsibilities as described in our charter, including with respect to the audit process. We reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2024, with management and PwC. Management has the responsibility for the preparation of the Company’s financial statements, and PwC has the responsibility for the audit of those statements. The Audit Committee discussed with PwC the matters required to be discussed by Public Company Accounting Oversight Board, or PCAOB, Auditing Standard No. 1301 and the SEC. We received the written disclosures and the letter from PwC pursuant to Rule 3526, Communication with Audit Committees Concerning Independence, of the PCAOB, concerning any relationships between PwC and the Company and the potential effects of any disclosed relationships on PwC’s independence, and discussed with PwC its independence. We reviewed with PwC their audit plans, audit scope, identification of audit risks and their audit efforts, and discussed and reviewed the results of PwC’s examination of the Company’s financial statements both with and without management.
The Audit Committee considers fees paid to PwC for the provision of non-audit related services, if any, and whether such fees compromise PwC’s independence in performing the audit. There were no non-audit related fees paid to PwC for the fiscal year ended December 31, 2024.
Based on these reviews and discussions with management and PwC, we approved the inclusion of the Company’s audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.
Members of the Audit Committee
Zachary Bogue (Committee Chair)
Blake Borgeson
Zavin Dar
April 28, 2025
Ms. Sun was appointed as Chair of the Audit Committee after the Audit Committee approved its Report.

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Executive Officers
The following table sets forth information for our executive officers as of
April 21, 2025:

Name	Age	Position
Christopher Gibson	42	Co-Founder and Chief Executive Officer
Ben Taylor	47	Chief Financial Officer and President of Recursion UK
Najat Khan	41	Chief Research and Development Officer and Chief Commercial Officer
EXECUTIVE OFFICER BIOGRAPHIES
Christopher Gibson, Ph.D.

Christopher Gibson, Ph.D, serves as our Chief Executive Officer. For Dr. Gibson’s biography please see the heading above “Directors Continuing in Office.”
Ben Taylor

Ben Taylor has served as our Chief Financial Officer and President of Recursion UK since November 20, 2024. Prior to such appointment, Mr. Taylor served as Chief Financial and Strategy Officer and a member of the board of directors of Exscientia from November 2020 to November 2024. Mr. Taylor has more than two decades of experience, including 25 years in healthcare investment banking, primarily at Goldman Sachs & Co. LLC, or Goldman Sachs, and seven years in biotech and healthtech executive roles. During this period, Mr. Taylor focused on strategy, financings, communications, clinical development and business development in the biopharmaceutical industry. Prior to joining Exscientia, Mr. Taylor was interim Chief Financial Officer at Aetion, Inc., a healthtech company using real world data analytics to optimize biopharma clinical development and commercialization, from April 2020 to November 2020. Mr. Taylor served as President and Chief Financial Officer for Tyme Technologies, Inc., where he oversaw operations for the oncology company from April 2017 to August 2020. Mr. Taylor served as Head of Commercial Pharma, Managing Director for Barclays Capital Inc. from February 2016 to March 2017 and in a variety of roles with Goldman Sachs from July 2006 to February 2016. He received a B.A. with Honors from Brown University in East Asian Studies.
Najat Khan, Ph.D.

Najat Khan, Ph.D, serves as our Chief Research and Development and Chief Commercial Officer. For Dr. Khan’s biography please see the heading above “Directors Continuing in Office.”

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Certain Relationships and
Related Party Transactions
CERTAIN RELATIONSHIPS AND TRANSACTIONS
Other than the compensation agreements and other arrangements described under “Executive Compensation” and “Director Compensation” in this proxy statement and the transactions described below, since January 1, 2024, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.
DIRECTOR AND OFFICER INDEMNIFICATION AND INSURANCE
We have agreed to indemnify each of our directors and executive officers against certain liabilities, costs and expenses, and have purchased directors’ and officers’ liability insurance. We also maintain a general liability insurance policy which covers certain liabilities of directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. The indemnification agreements and our amended restated certificate of incorporation and bylaws were effect upon the closing of our initial public offering in April 2021 and require us to indemnify our directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.
OTHER TRANSACTIONS
We entered into exchange agreements with Dr. Gibson and his affiliate, effective as of immediately after the effectiveness of the filing of our amended and restated certificate of incorporation in April of 2021, pursuant to which 9,467,883 shares of our Class A common stock beneficially owned by Dr. Gibson and his affiliate were automatically exchanged for an equivalent number of shares of our Class B common stock immediately prior to the completion of our initial public offering in April of 2021. In addition, following the completion of our initial public offering in April of 2021, and pursuant to an equity exchange right agreement entered into between us and Dr. Gibson, or the Equity Award Exchange Agreement, Dr. Gibson has a right (but not an obligation) to require us to exchange any shares of Class A common stock received upon the exercise of options to purchase shares of Class A common stock for an equivalent number of shares of Class B common stock. We referred to this right as the Equity Award Exchange. The Equity Award Exchange applies only to equity awards granted to Dr. Gibson prior to the effectiveness our current amended and restated certificate of incorporation. As of December 31, 2024, there were 282,500 shares of our Class A common stock subject to options held by Dr. Gibson that may be exchanged, upon exercise, for an equivalent number of shares of our Class B common stock.
RELATED PERSON TRANSACTION POLICY
The Board of Directors adopted a written related person transaction policy providing that transactions with our directors, executive officers and holders of five percent or more of our voting securities and their affiliates, each a related person, must be approved by the Audit Committee. This policy became effective in April 2021 in connection with our initial public offering. Pursuant to this policy, the Audit Committee has the primary responsibility for reviewing and approving or disapproving “related person transactions,” which are transactions between us and related persons and in which a related person has or will have a direct or indirect material interest.
Pursuant to this policy, the material facts as to the related person’s relationship or interest in the transaction are disclosed to our Audit Committee prior to their consideration of such transaction. The Audit Committee will consider, among other factors that it deems appropriate, whether the transaction is on terms no less favorable to us than terms generally available in a transaction with an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

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Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding the ownership of our Class A and Class B common stock as of April 21, 2025 by:
•each Named Executive Officer;
•each of our directors;
•our directors and executive officers as a group; and
•each person or entity known by us to own beneficially more than 5% of our capital stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Exchange Act.
We have based our calculation of the percentage of beneficial ownership on 399,596,621 shares of our Class A common stock and 7,121,075 shares of our Class B common stock outstanding as of April 21, 2025. We have deemed shares of our Class A common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 21, 2025, to be outstanding and to be beneficially owned and, if applicable, to have been exchanged for shares of Class B common stock pursuant to the Equity Award Exchange, by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Recursion Pharmaceuticals, Inc. 41 S. Rio Grande St. Salt Lake City, UT, 84101.

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Name of Beneficial Owner	Class A Common Stock (#)	Percentage of Class A Common Stock (%)	Class B Common Stock (#)	Percentage of Class B Common Stock (%)	Percentage of Total Voting Power (%)†
5% and Greater Stockholders:
ARK Investment Management LLC(1)	32,346,397	8.1	—	—	7.4
Baillie Gifford & Co(2)	24,864,058	6.2	—	—	7.8
BlackRock Inc.(3)	23,436,636	5.9	—	—	4.0
The Vanguard Group(4)	24,272,798	6.1	—	—	4.4
Christopher Gibson(5)	1,298,218	*	7,121,075	100	15.4
Named Executive Officers and Directors:
Christopher Gibson(5)	1,298,218	*	7,121,075	100	15.4
Ben Taylor(6)	742,483	*	—	—	*
Najat Khan(7)	53,444	*	—	—	*
David Mauro(8)	337,532	*	—	—	*
Tina Marriott(9)	1,384,087	*	—	—	*
Michael Secora(10)	—	—	—	—	—
Zachary Bogue(11)	13,628,602	3.4	—	—	2.9
Blake Borgeson(12)	7,168,054	1.8	—	—	1.5
Namandjé Bumpus(13)	—	—	—	—	—
Zavain Dar(14)	198,584	*	—	—	*
Robert Hershberg(15)	694,897	*	—	—	*
Dean Li(16)	3,287,418	*	—	—	*
Franziska Michor(17)	106,852	*	—	—	*
Elaine Sun(18)	—	—	—	—	—
All current executive officers and directors as a group (11 persons)(19)	27,178,552	6.8	7,121,075	100	20.9
†Percentage of total voting power represents voting power with respect to all shares of Class A common stock and Class B common stock as one class. Each holder of our Class A common stock is entitled to one vote per share, the holder of our Class B common stock is entitled to 10 votes per share. Holders of our Class A common stock and Class B common stock will vote together as one class on all matters submitted to a vote of our stockholders, except as expressly provided in our amended and restated certificate of incorporation or required by applicable law. See the section the section titled “Description of Capital Stock—Voting Rights” for additional information.
*Represents beneficial ownership of less than 1% of the outstanding shares of our Class A common stock and Class B common stock.
The Company makes no representations as to the accuracy or completeness of the information in the filings reported in footnotes 1-4:
1.ARK Investment Management LLC. Schedule 13G/A filing, dated February 14, 2025, reports beneficial ownership as of December 31, 2024 of 32,346,397 shares, with sole voting power as to 30,689,945 shares, shared voting power as to 552,872 shares, and sole dispositive power as to 32,346,397 shares. The address of the entities listed herein is 200 Central Avenue, St. Petersburg, FL 33701.
2.Baillie Gifford & Co. Schedule 13G/A filing, dated February 12, 2025, relating to Baillie Gifford & Co. and certain affiliates, reports beneficial ownership as of December 31, 2024 of 24,864,058 shares, with sole voting power as to 24,786,819 shares and sole dispositive power as to 24,864,058 shares. The address for the entities listed herein is Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, United Kingdom.
3.BlackRock, Inc. Schedule 13G/A filing, dated February 5, 2025, relating to a parent holding company and certain affiliates, reports beneficial ownership as of December 31, 2024 of 23,436,636 shares, with sole voting power as to 22,966,295 shares and sole dispositive power as to 23,436,636 shares. The address of the entities listed herein is 50 Hudson Yards, New York, New York 10001.
4.The Vanguard Group. Schedule 13G/A filing, dated November 12, 2024, reports beneficial ownership as of September 30, 2024 of 24,272,798 shares, with shared voting power as to 423,218 shares, sole dispositive power as to 23,610,916 shares, and shared dispositive power as to 661,882 shares. The address of the entities listed herein is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

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5.Consists of (a) 5,896,700 shares of Class B common stock held of record by Dr. Gibson; (b) 67,875 shares of Class B common stock held by the Gibson Family Trust; (c) 486,000 shares of Class B common stock held by Lahwran-3 LLC; (d) 388,000 shares of Class B common stock held by Lahwran-4 LLC; (e) 86,634 shares of Class A common stock held by Dr. Gibson; (f) 282,500 shares of Class A common stock held by Dr. Gibson and assumes the exchange of such shares of Class A common stock for shares of Class B common stock; (g) 1,119,478 shares of Class A common stock subject to options held by Dr. Gibson that are vested and exercisable within 60 days of April 21, 2025; and (h) 92,106 shares of Class A common stock subject to restricted stock units held by Dr. Gibson that vest within 60 days of April 21, 2025.
6.Consists of (a) 145,052 shares held of record by Mr. Taylor, (b) 557,085 shares subject to options held by Mr. Taylor that are vested and exercisable within 60 days of April 21, 2025, and (c) 40,346 shares subject to restricted stock units held by Mr. Taylor that vest within 60 days of April 21, 2025.
7.Consists of (a) 5,296 shares held of record by Dr. Khan, (b) 35,016 shares subject to options held by Dr. Khan that are vested and exercisable within 60 days of April 21, 2025, and (c) 13,132 shares subject to restricted stock units held by Dr. Khan that vest within 60 days of April 21, 2025.
8.Consists of (a) 74,548 shares held of record by Dr. Mauro, (b) 241,389 shares subject to options held by Dr. Mauro that are vested and exercisable within 60 days of April 21, 2025, and (c) 21,595 shares subject to restricted stock units held by Dr. Mauro that vest within 60 days of April 21, 2025.
9.Consists of (a) 235,554 shares held of record by Ms. Marriott, (b) 1,115,994 shares subject to options held by Ms. Marriott that are vested and exercisable within 60 days of April 21, 2025, and (c) 32,539 shares subject to restricted stock units held by Ms. Marriott that vest within 60 days of April 21, 2025.
10.Dr. Secora departed the Company on December 31, 2024.
11.Consists of (a) 9,378 shares held of record by Mr. Bogue and (b) also consists of (i) 5,941,120 shares held of record by Data Collective IV, L.P., or DCVC IV, (ii) 3,951,141 shares held of record by DCVC Opportunity Fund II, L.P., or DCVC Opportunity Fund II, and (iii) 3,726,963 shares held of record by DCVC V L.P., or DCVC V. Data Collective IV GP, LLC, or DCVC IV GP, is the general partner of DCVC IV, DCVC Opportunity Fund II GP, LLC, or DCVC Opportunity Fund II GP, is the general partner of DCVC Opportunity Fund II, and DCVC V GP, LLC, DCVC V GP, is the general partner of DCVC V. Zachary Bogue and Matthew Ocko are the managing members of each of DCVC IV GP, DCVC Opportunity Fund II GP, and DCVC V GP. Zachary Bogue and Matthew Ocko exercise voting and dispositive power over the shares held by DCVC IV, DCVC Opportunity Fund II, and DCVC V. The address of the entities listed herein is 270 University Avenue, Palo Alto, California 94301.
12.Consists of (a) 7,054,750 shares held of record by Dr. Borgeson, (b) 100,207 shares subject to options held by Dr. Borgeson that are vested and exercisable within 60 days of April 21, 2025, and (c) 13,097 shares subject to restricted stock units held by Dr. Borgeson that vest within 60 days of April 21, 2025.
13.Dr. Bumpus was appointed to the Board on March 15, 2025.
14.Consists of (a) 97,780 shares held of record by Mr. Dar, (b) 87,707 shares subject to options held by Mr. Dar that are vested and exercisable within 60 days of April 21, 2025, and (c) 13,097 shares subject to restricted stock units held by Mr. Dar that vest within 60 days of April 21, 2025.
15.Consists of (a) 56,593 shares held of record by Dr. Hershberg, (b) 625,207 shares subject to options held by Dr. Hershberg that are vested and exercisable within 60 days of April 21, 2025, and (c) 13,097 shares subject to restricted stock units held by Dr. Hershberg that vest within 60 days of April 21, 2025.
16.Consists of (a) 45,992 shares held of record by Dr. Li, (b) 1,422,048 shares held of record by the Dean Y. Li Revocable Trust, (c) 1,269,796 shares held of record by the Dean Y. Li GRAT, (d) 421,000 shares held of record by the Dean Y. Li 2021 Family Trust, (e) 115,485 shares subject to options held by Dr. Li that are vested and exercisable within 60 days of April 21, 2025, and (f) 13,097 shares subject to restricted stock units held by Dr. Li that vest within 60 days of April 21, 2025.
17.Consists of (a) 33,174 shares held of record by Dr. Michor (b) 53,428 shares subject to options held by Dr. Michor that are vested and exercisable within 60 days of April 21, 2025, and (c) 20,250 shares subject to restricted stock units held by Dr. Michor that vest within 60 days of April 21, 2025.
18.Ms. Sun was appointed to the Board on March 15, 2025.

2025 Proxy Statement | Recursion | 63

Delinquent Section 16(a) Reports
Our executive officers and directors and persons who own beneficially more than 10% of our equity securities are required under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to file reports of ownership and changes in their ownership of our securities with the SEC. They must also furnish copies of these reports to us. Based solely on our review of such reports filed during the most recent fiscal year and written representations from certain reporting persons, we believe that our executive officers, directors and 10% stockholders filed on a timely basis all reports required by Section 16(a) of the Exchange Act during our fiscal year ended December 31, 2024.
Householding
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Recursion Pharmaceuticals, Inc., 41 S. Rio Grande Street, Salt Lake City, Utah, 84101, Attention: Corporate Secretary, telephone: (385) 269-0203 or via email: Investor@Recursion.com. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
Stockholder Proposals
A stockholder who would like to have a proposal considered for inclusion in our 2026 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 29, 2025. However, if the date of the 2026 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2026 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed Recursion Pharmaceuticals, Inc., 41 S. Rio Grande Street, Salt Lake City, Utah, 84101, Attention: Corporate Secretary.
If a stockholder wishes to propose a nomination of persons for election to the Board of Directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.
The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is changed by more than 25 days from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the tenth day following the day on which public disclosure of the date of such annual meeting. For stockholder proposals to be brought before the 2026 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than 8:00 a.m., Mountain Time, on February 18, 2026 and no later than 5:00 p.m., Mountain Time, on March 20, 2026. Stockholder proposals and the required notice should be addressed to Recursion Pharmaceuticals, Inc., 41 S. Rio Grande Street, Salt Lake City, Utah, 84101, Attention: Corporate Secretary.

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In addition to satisfying the requirements of our bylaws, including the earlier notice deadlines set forth above and therein, to comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees (other than our nominees) must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than 60 days prior to of the anniversary of the preceding year’s annual meeting, which for the 2026 Annual Meeting of Stockholders would be no later than April 19, 2026.
AVAILABILITY OF BYLAWS
A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
Other Matters
The Board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.
Special Note Regarding Forward-Looking Statements
This proxy statement and other materials we are sending you or that are available on our website in connection with the Annual Meeting “forward-looking statements” about us and our industry within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements other than statements of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “would,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other similar expressions.
These forward-looking statements may be found in the sections of this proxy statement titled “A Letter from Our Co-Founder and CEO,” “Proxy Summary,” “Executive Compensation—Compensation Discussion and Analysis,” and other sections of this proxy statement. These forward-looking statements are based on our current expectations and assumptions, and are subject to risks and uncertainties that could cause our actual results or experience and the timing of events to differ significantly from the forward-looking statements. Factors that could cause or contribute to these differences include those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the Annual Report. You should carefully consider that information before voting.
You should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered in connection with any written or oral forward-looking statements that we may make in the future. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

2025 Proxy Statement | Recursion | 65

SCAN TO
VIEW MATERIALS & VOTE

RECURSION PHARMACEUTICALS, INC.
41 SOUTH RIO GRANDE STREET
SALT LAKE CITY, UT 84101

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 17, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RXRX2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 17, 2025. Have your proxy card in hand when you call and then follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V72780-P32093

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RECURSION PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors.

Nominees:

01) Zachary Bogue, J.D.
02) Zavain Dar
03) Robert Hershberg, M.D. Ph.D.

The Board of Directors recommends you vote FOR proposals 2 and 3:

	For	Against	Abstain
2. Advisory vote to approve executive compensation as disclosed in the 2025 Proxy Statement.	☐	☐	☐
3. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year ending December 31, 2025.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V72781-P32093

RECURSION PHARMACEUTICALS, INC.
Annual Meeting of Stockholders
June 18, 2025 12:00 PM MT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Christopher Gibson and Ben Taylor, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock and Class B Common Stock of RECURSION PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 PM, MT on June 18, 2025, virtually at www.virtualshareholdermeeting.com/RXRX2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side